As filed with the Securities and Exchange Commission on July 19, 2007
                         Registration Number 333-139461


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               Amendment No. 2 to
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                TRAVELSTAR, INC.
                 (Name of Small Business Issuer in its Charter)

          California                        4700                 68-0406331
------------------------------- ---------------------------- -------------------
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                         95 Argonaut Street, First Floor
                              Aliso Viejo, CA 92656
                                 (949) 837-8101
          (Address and telephone number of principal executive offices)


                                William Alverson
                             Chief Executive Officer
                                Travelstar, Inc.
                         95 Argonaut Street, First Floor
                              Aliso Viejo, CA 92656
                                 (949) 837-8101
            (Name, address and telephone number of agent for service)


                                   Copies to:
                            Richard A. Friedman, Esq.
                       Sichenzia Ross Friedman Ference LLP
                             61 Broadway, 32nd Floor
                            New York, New York 10006
                               Tel: (212) 930-9700
                               Fax: (212) 930-9725

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]______

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                        CALCULATION OF REGISTRATION FEE
========================================== ===================== ====================== ===================== ==================
                                                                   Proposed Maximum       Proposed Maximum
    Title of each class of securities          Amount to be       Offering Price Per     Aggregate Offering        Amount of
            to be registered                  Registered (1)         Security (2)              Price            Registration Fee
------------------------------------------ --------------------- ---------------------- --------------------- ------------------
Common Stock, no par value per share          3,212,000 (3)              $0.76               $2,441,120             $74.94

Common Stock, no par value per share            803,000 (4)              $0.76                 $610,280             $18.74

Common Stock, no par value per share            803,000 (5)              $0.76                 $610,280             $24.65

Common Stock, no par value per share          3,575,028 (6)              $0.76               $2,717,021             $83.41
------------------------------------------ --------------------- ---------------------- --------------------- ------------------
                  Total                       8,393,028                                      $6,378,701            $201.74
========================================== ===================== ====================== ===================== ==================

* Previously Paid.

(1) Includes shares of our common stock, no par value per share, which may be offered pursuant to this registration statement. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon the exercise of the warrants; as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low prices as reported on the Over The Counter Bulletin Board on July 17, 2007, which was $0.76 per share.

(3) Represents shares of common stock sold in the November 2006 private placement.

(4) Represents shares of common stock underlying Series A warrants exercisable at the price of $0.85 per share sold in connection with the November 2006 private placement.

(5) Represents shares of common stock underlying Series B warrants exercisable at the price of $1.00 per share sold in connection with the November 2006 private placement.

(6) Represents shares of common stock issued to certain of the selling stockholders in private transactions of 357,143 shares at the price of $.070 per share, 550,000 shares at the price of $0.50 per share, 1,025,000 shares issued for services and 1,642,885 shares issued to two officers and directors upon conversion of their respective loans to us totaling $575,000.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             PRELIMINARY PROSPECTUS


                   Subject to Completion, Dated July 19, 2007

                                TRAVELSTAR, INC.

                        8,393,028 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to 8,393,028 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

The selling shareholders named in this prospectus are offering to sell up to 8,393,028 shares of common stock including (i) up to 3,212,000 shares of our common stock issued pursuant to our November 2006 private placement (ii) up to 1,606,000 shares issuable upon the exercise of Series A and Series B warrants issued pursuant to our November 2006 private placement, and (iii) 3,575,028 shares of common stock issued to certain of the selling stockholders in private transactions. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the exercise, if any, of the Series A and Series warrants to purchase up to 1,606,000 shares of common stock. All costs associated with this registration will be borne by us.

Our common stock currently trades on the Over the Counter Bulletin Board (the "OTCBB") under the symbol "TVLS.OB"

On July 17, 2007, the last reported sale price for our common stock on the OTCBB was $0.74 per share.

The securities offered in this prospectus involve a high degree of risk.

See "Risk Factors" beginning on page 3 of this prospectus to read about factors you should consider before buying shares of our common stock.

No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is ________, 2007

                                TRAVELSTAR, INC.


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus Summary...........................................................  1
Risk Factors.................................................................  3
Forward-Looking Statements................................................... 12
Use of Proceeds.............................................................. 12
Selling Stockholders......................................................... 12
Plan of Distribution......................................................... 15
Market for Common Equity and Related Stockholder Matters..................... 16
Description of Business...................................................... 18
Management's Discussion and Analysis or Plan of Operation.................... 23
Description of Property...................................................... 27
Legal Proceedings............................................................ 27
Management................................................................... 28
Executive Compensation....................................................... 29
Certain Relationships and Related Transactions............................... 29
Security Ownership of Certain Beneficial Owners and Management............... 30
Description of Securities.................................................... 30
Disclosure of Commission's Position on Indemnification for Securities Act
Liabilities.................................................................. 31
Legal Matters................................................................ 31
Experts...................................................................... 32
Changes in Accountants....................................................... 32
Additional Information....................................................... 32
Financial Statements.........................................................F-1


You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

                               PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms "Travelstar", "we," "us," or "our" refer to Travelstar, Inc.

                                TRAVELSTAR, INC.

General

We specialize in selling complex travel products including cruises, vacation packages and group travel through our national sales force of cruise and vacation specialists. Our comprehensive business opportunity combines innovative technology, marketing programs and expert support services to entrepreneurial travel agents giving them the competitive advantage they need to succeed. With Travelstar, travel agents can concentrate on promoting travel and creating client loyalty without the administrative and financial burden of owning and operating a traditional storefront travel agency. We are proving to be the hands-down choice for serious travel professionals who want to flourish in this changing and exciting time in the industry. As of March 31, 2007, our membership was 5,428 agents.

Revenues for the three months ended March 31, 2007 increased to $2,472,733 from $2,182,672 for the three months ended March 31, 2006. In addition, revenues for the year ended December 31, 2006 increased to $6,932,277 from $1,942,526 for the year ended December 31, 2005. We had a cash balance of $2,515,208 at March 31, 2007 as compared to $2,102,861 at December 31, 2006. For the three months ended March 31, 2007, we had net income of $1,017,540, as compared to a net loss of $1,423,581 for the three months ended March 31, 2006. In addition, for the year ended December 31, 2006 and the year ended December 31, 2005, we had total net loss of $10,648,509 and $3,885,479, respectively. As a result of recurring losses from operations our auditors, in their report dated April 18, 2007, have expressed substantial doubt about our ability to continue as a going concern.

Our corporate offices are located at 95 Argonaut St., First Floor, Aliso Viejo, CA 92656. Our telephone number is (949) 837-8101. We are a California corporation.

Recent Developments

June 2007 Amendments to Articles of Incorporation

On June 21, 2007, we filed a certificate of amendment to our Articles of Incorporation. The amendment changed the name of the Company from "Joystar, Inc." to "Travelstar, Inc." The amendment also increased our authorized capital from 50,000,000 shares of common stock to 200,000,000 shares of common stock. The amendment was approved by our Board of Directors and by written consent of the majority of shareholders.

November 2006 Private Placement

On November 16, 2006, we sold in a private placement of up to $2,500,000, a total of 3,212,000 shares (the "Shares") of our common stock, no par value per share, at a purchase price of $0.625 per share to institutional and accredited investors, for a total purchase price of $2,007,500. In addition to the Shares, on the closing date, we issued and delivered Series A and B Warrants to the investors (collectively the "Warrants"). One Series A Warrant and one Series B Warrant was issued for each four Shares issued, for a total of 803,000 Series A Warrants and 803,000 Series B Warrants. Series A Warrants are exercisable into common stock at $0.85 per share and Series B Warrants are exercisable at $1.00 per share. The Series A and B Warrants are exercisable until five (5) years after the closing date.

We paid 10% commissions in cash in the amount of $200,750 and issued 321,200 common stock purchase warrants to First Montauk Securities Corp. of Red Bank, New Jersey, member NASD, who acted as a selling agent for the financing. We received total net proceeds of $1,766,750, after deducting the legal fees and commissions. The net proceeds will be used by us for working capital purposes.

Shares and Warrants Issued.

On August 25, 2006, we sold in a private transaction to accredited investors, a total of 550,000 shares of our common stock, no par value per share, at a purchase price of $0.50 per share. In addition to the shares, we delivered one warrant for every two shares purchased. On September 22, 2006, we sold in a private transaction to an accredited investor, a total of 357,143 shares of our common stock, no par value per share, at a purchase price of $0.70 per share. In addition to the shares, we delivered one warrant for every two shares purchased.

Shares in the amount of 1,642,885 were issued on June 30, 2005 to two officers and directors upon conversion of their respective loans to us totaling $575,000 including one warrant for every two shares converted. The warrants are exercisable into common stock at $0.35 per share.

On December 2, 2005 we issued 1,000,000 shares for services and on September 27, 2006, 25,000 shares were issued for services performed on behalf of our company.

The shares and warrants were offered and sold by us to investors whom we had reasonable grounds to believe were "accredited investors" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The investors were provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment in our company. Each certificate evidencing securities issued to the investors included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption from registration. No general solicitation or advertising was used in connection with the transaction.


The Offering
------------
Common stock outstanding before the offering...........49,137,443 shares

Common stock offered by selling stockholders...........Up to  8,393,028  shares, including the following:

                                                       -       up to 3,212,000 shares of common stock
                                                               that have already been issued to the
                                                               selling stockholders,

                                                       -       up to 1,606,000 shares of common stock
                                                               issuable upon the exercise of Series A
                                                               and Series B common stock purchase
                                                               warrants, and

                                                       -       up to 3,575,028 shares of common stock
                                                               issued to certain of the selling
                                                               stockholders in private transactions.

                                                               This number represents 17.08% of our
                                                               current outstanding stock.

Common stock to be outstanding after the offering......Up to 50,743,443 shares.

Use of proceeds........................................We will not receive any proceeds  from the sale of the common  stock.  However,  we will receive
                                                       the sale  price of any  common  stock we sell to
                                                       the selling stockholder upon the exercise of the
                                                       Series  A and  Series B  common  stock  purchase
                                                       warrants,  and common  stock  purchase  warrants
                                                       issued to certain of the selling stockholders in
                                                       private  transactions.  We  expect  to  use  the
                                                       proceeds  received  from  the  exercise  of  the
                                                       warrants,  if any, for general  working  capital
                                                       purposes.

Over-The-Counter Bulletin Board Symbol.................TVLS.OB


The above information regarding common stock to be outstanding after the offering is based on 49,137,443 shares of common stock outstanding as of June 12, 2007.

                                  RISK FACTORS

An investment in our shares involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the price of our shares could decline significantly and you may lose all or a part of your investment. The risk factors described below are not the only ones that may affect us. Our forward-looking statements in this prospectus are subject to the following risks and uncertainties. Our actual results could differ materially from those anticipated by our forward-looking statements as a result of the risk factors below. See "Forward-Looking Statements."

                     Risks Related to Our Financial Results

We have incurred significant operating losses since our inception and we cannot assure you that we will ever achieve profitability.


Revenues for the three months ended March 31, 2007 increased to $2,472,733 from $2,182,672 for the three months ended March 31, 2006. In addition, revenues for the year ended December 31, 2006 increased to $6,932,277 from $1,942,526 for the year ended December 31, 2005, and revenues for the year ended December 31, 2005 increased to $1,942,526 from $68,995 for the year ended December 31, 2004. We had a cash balance of $2,515,208 at March 31, 2007 as compared to $2,102,861 at December 31, 2006. For the three months ended March 31, 2007, we had net income of $1,017,540, as compared to a net loss of $1,423,581 for the three months ended March 31, 2006. In addition, for the year ended December 31, 2006 and the year ended December 31, 2005, we had total net loss of $10,648,509 and $3,885,479, respectively. We cannot assure you that we can achieve or sustain profitability in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether our product will achieve market acceptance. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us. These matters raise substantial doubt about our ability to continue as a going concern.


Our future capital needs are uncertain. We will need to raise additional funds in the future and these funds may not be available on acceptable terms or at all.

We believe that our current cash and cash equivalents are sufficient to meet projected operating requirements through December 31, 2007 Therefore, we may seek additional funds from public and private stock or debt offerings, borrowings or other sources prior to such time. Our capital requirements will depend on many factors, including:

o The revenues generated by sales of our travel products;

o The costs required to develop new travel products;

o The costs of obtaining and defending patents, trademarks and copyrights of our travel products;

o The costs associated with expanding our sales and marketing efforts;

o The expenses we incur in selling our products;

o The costs associated with any expansion of operations;

o The costs associated with capital expenditures; and

o The number and timing of any business acquisitions or other strategic transactions.

As a result of these factors, we will need to raise additional funds, and these funds may not be available on favorable terms, or at all. Furthermore, if we issue equity or debt securities to raise additional funds, our existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. If we cannot raise funds on acceptable terms, we may not be able to develop or enhance our travel products, execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated customer requirements.

Our auditor's opinion expresses substantial doubt about our ability to continue as a "going concern"

The independent auditors report on our April 18, 2007 financial statements state that our historical losses raise substantial doubts about our ability to continue as a going concern. We cannot assure you that we will be able to maintain any growth in our revenues or achieve profitability. Accordingly, a purchase of our common stock should be considered a high-risk investment Despite obtaining funding in the amount of approximately $2.0 million dollars as of November 16, 2006, our ability to continue as a going concern is subject to our ability to generate a profit or obtain further necessary funding from outside sources, including obtaining additional funding from the sale of our securities, generating revenues/sales or obtaining credit lines or loans from various financial institutions where possible. If we are unable to develop our business, we may have to discontinue operations or cease to exist, which would be detrimental to the value of our common stock. We can make no assurances that our business operations will develop and provide us with significant cash to continue operations.

                          Risks Related to Our Business

Our inability to be successful in responding to the following conditions and failure to accomplish the objectives presented by them may have a material adverse effect on our business, operating results and financial condition.

As a result of the numerous factors that could potential impact our operating results and the rapidly changing nature of the markets in which we compete, our quarterly and annual revenues and operating results are likely to fluctuate from period to period. These fluctuations may be caused by a number of factors, many of which are beyond our control. These factors include the following, as well as others discussed elsewhere in this prospectus:

o The risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development; o Our inability to obtain new customers at reasonable cost, retain existing customers or encourage repeat purchases. o Decreases in the number of visitors to our websites or our inability to convert visitors to our websites into customers; o Our inability to adequately maintain, upgrade and develop our websites, the systems that we use to process customers' orders and payments or our computer network.; o Our inability to retain existing airlines, hotels, rental car companies and other suppliers of travel services ("travel suppliers") or to obtain new travel suppliers; o Our inability to obtain travel products on satisfactory terms from our travel suppliers; o The ability of our competitors to offer new or enhanced websites, services or products; o Fluctuating gross margins due to a changing mix of revenues; o The termination of existing relationships with key service providers or failure to develop new ones; o The amount and timing of operating costs relating to expansion of our operations; o Economic conditions specific to the Internet, online commerce and the travel industry; o Attract additional travel suppliers and consumers to our service; o Maintain and enhance our brand;
o Expand our service offerings; o Operate, expand and develop our operations and systems efficiently; o Maintain adequate control of our expense; o Respond to technological changes; and o Respond to competitive market conditions

Our inability to be successful in responding to factors set forth above or accomplishing the objectives presented by them, may have a material adverse effect on our business, operating results and financial condition.

We depend on our relationships with travel suppliers; our business could be harmed by adverse changes in these relationships.

Our business model relies on relationships with travel suppliers, and it would be negatively affected by adverse changes in these relationships. We depend on travel suppliers to enable us to offer our customers comprehensive access to travel services and products. Consistent with industry practices, we currently have few agreements with our travel suppliers obligating them to sell services or products through our websites. It is possible that travel suppliers may choose not to make their inventory of services and products available through online distribution. Travel suppliers could elect to sell exclusively through other sales and distribution channels or to restrict our access to their inventory, either of which could significantly decrease the amount or breadth of our inventory of available travel offerings. We will also depend on travel suppliers for advertising revenues.

Our business model relies on our relationships with licensees and computer reservations systems.

In addition to our relationships with travel suppliers, our business model relies on our relationships with licensees and computer reservations systems. Our license revenues are generated through new and existing travel agents. Adverse changes in any of these relationships could have a material adverse effect on our business, operating results and financial condition.

A decline in commission rates or the elimination of commissions could hurt our business.

A substantial majority of our online revenues depends on the commissions paid by travel suppliers for bookings made through our online travel service. Generally, we do not have written commission agreements with our suppliers. As is standard practice in the travel industry, we rely on informal arrangements for the payment of commissions. Travel suppliers are not obligated to pay any specified commission rate for bookings made through our websites. We cannot assure you that airlines, hotel chains or other travel suppliers will not reduce current industry commission rates or eliminate commissions entirely, either of which could have a material adverse effect on our business, operating results and financial condition.

Consumers, travel suppliers and advertisers may not accept our website as a valuable commercial tool which would harm our business.

For us to achieve significant growth, travel agents, consumers, travel suppliers, and advertisers must accept our website as a valuable commercial tool. Consumers who have historically purchased travel products using traditional commercial channels, such as local travel agents and calling airlines directly must instead purchase these products through our website. Similarly, travel suppliers and advertisers will also need to accept or expand their use of our website. Travel suppliers will need to view our websites as an efficient and profitable channel of distribution for their travel products. Advertisers will need to view our website as effective ways to reach their potential customers.

In order to achieve the acceptance of consumers, travel suppliers and advertisers contemplated by our business plan, we will need to continue to make substantial investments in our technology and brand. We cannot at this time determine how much of an investment it will take nor, be assured that we will be able to secure the funds required. We do not have specific plans or budget at this time. Our failure to make progress in these areas may harm our business.

Intense competition could reduce our market share and harm our financial performance.

The markets for the products and services offered by us are intensely competitive. We compete with other online travel reservation services, traditional travel agencies, and travel suppliers offering their services. We also compete with many of the same parties and others in the licensing of technology to home based travel agents and corporate travel agencies.

We compete with a variety of companies with respect to each product or service we offer. These competitors include: Internet travel agencies such as Expedia, Orbitz, and Travelocity; local, regional, and national and international traditional travel agencies; consolidators and wholesalers of airline tickets and other travel products, including online consolidators such as Cheaptickets.com, Hotwire and Priceline.com.; individual airlines, hotels, rental car companies, cruise operators and other travel service providers, some of which are suppliers to our websites; operators of travel industry reservation databases.

In addition to the traditional travel agency channel, many travel suppliers, including many suppliers with which we will do business, also offer their travel services as well as third- party travel services directly through their own websites. Suppliers also sell their own services directly to consumers, predominantly by telephone. As the market for online travel services grows, we believe that the companies involved in the travel services industry, including travel suppliers, traditional travel agencies and travel industry information providers, will increase their efforts to develop services that compete with our services by selling inventory from a wide variety of suppliers. We cannot assure you that our online operations will compete successfully with any current or future competitors.

Our limited operating history and the greater size and resources of competitors may have a significant impact on our operations.

Many of our competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we have and may enter into strategic or commercial relationships with larger, more established and better-financed companies. Some of our competitors may be able to secure services and products from travel suppliers on more favorable terms, devote greater resources to marketing and promotional campaigns and commit more resources to website and systems development than we are able to devote. In addition, the introduction of new technologies and the expansion of existing technologies may increase competitive pressures. Increased competition may result in reduced operating margins, as well as loss of market share and brand recognition. We cannot assure you that we will be able to compete successfully against current and future competitors. Competitive pressures faced by us could have a material adverse effect on our business, operating results and financial condition.

Establishing, maintaining and enhancing our brand will be a critical aspect of our efforts to attract and expand our online traffic.


We believe that establishing, maintaining and enhancing our brand will be a critical aspect of our efforts to attract and expand our online traffic. The number of Internet sites that offer competing services, many of which already have well-established brands in online services or the travel industry generally, increases the importance of establishing and maintaining brand recognition. Promotion of the Travelstar brand will depend largely on our success in providing a high-quality online experience supported by a high level of customer service. In addition, to attract and retain online users and to respond to competitive pressures, we intend to increase our spending substantially on marketing and advertising with the intention of expanding our brand recognition. However, we cannot assure you that these expenditures will be effective to promote our brand or that our marketing efforts generally will achieve our goals.


If we are unable to provide high-quality online services or customer support, if we fail to promote and maintain our brand or if we incur excessive expenses in these efforts, our business, operating results and financial condition would be materially adversely affected. If we are unable to introduce and sell new products and services, our business may be harmed.


We need to broaden the range of travel products and services and increase the availability of products and services that we offer in order to enhance our service. We will incur substantial expenses and use significant resources trying to expand the range of products and services that we offer. However, we may not be able to attract sufficient travel suppliers and other participants to provide desired products and services to our consumers. In addition, consumers may find that delivery through our service is less attractive than other alternatives. If we launch new products and services and they are not favorably received by consumers, our reputation and the value of the Travelstar brand could be damaged.

Our relationships with consumers and travel suppliers are mutually dependent since consumers will not use a service that does not offer a broad range of travel services. Similarly, travel suppliers will not use a service unless consumers actively make travel purchases through it. We cannot predict whether we will be successful in expanding the range of products and services that we offer. If we are unable to expand successfully, our business, operating results and financial condition may be materially adversely affected. We may be unable to plan and manage our operations and growth effectively.

Our growth may increase our expense levels and the difficulties we face in managing our operations.

Growth and our anticipated future operations will continue to place, a significant strain on our management, systems and resources. We will continue to increase the scope of our operations and the size of our workforce. In addition to needing to train and manage our workforce, we will need to continue to improve and develop our financial and managerial controls and our reporting systems and procedures. A failure to plan, implement and integrate these systems successfully could adversely affect our business.

Declines or disruptions in the travel industry, such as those caused by terrorism or general economic downturns, could reduce our revenues.

We rely on the health and growth of the travel industry. Travel is highly sensitive to travel safety concerns, and thus declines may occur after acts of terrorism that affect the safety of travelers. The terrorist attacks of September 11, 2001 on the World Trade Center in New York City and the Pentagon in northern Virginia using hijacked commercial airliners resulted in bookings industry wide. The long-term effects of these events could include, among other things, a protracted decrease in demand for air travel due to fears regarding additional acts of terrorism, military responses to acts of terrorism and increased costs and reduced operations by airlines due, in part, to new security directives adopted by the Federal Aviation Administration. These effects, depending on their scope and duration which we cannot predict at this time together with any future terrorist attacks, could significantly impact our long-term results of operations or financial condition.

The travel industry is sensitive to business and personal discretionary spending levels and tends to decline during general economic downturns, which could also reduce our revenues.

The travel industry is sensitive to business and personal discretionary spending levels and tends to decline during general economic downturns, which could also reduce our revenues. Other adverse trends or events that tend to reduce travel are likely to hurt our business. These may include:

o Price escalation in the airline industry or other travel-related industries.

o Increased occurrence of travel-related accidents.

o Airline or other travel-related strikes.

o Political instability.

o Regional hostilities and terrorism.

o Bad weather

Interruptions in service from third parties could hurt our business.

We rely on third-party computer systems and third-party service providers, including the computerized central reservation systems of the airline, hotel and car rental industries to make airline ticket, hotel room and car rental reservations and credit card verifications and confirmations. Any interruption in these third-party services or deterioration in their performance could hurt our business. If our arrangement with any of these third parties is terminated, we may not find an alternate source of systems support on a timely basis or on commercially reasonable terms.

Our success depends on maintaining the integrity of our systems and infrastructure.

As our operations grow in both size and scope, domestically and later internationally, we will need to improve and upgrade our systems and infrastructure to offer an increasing number of travel agents, customers and travel suppliers enhanced products, services, features and functionality. The expansion of our systems and infrastructure will require us to commit substantial financial, operational and technical resources before the volume of business increases, with no assurance that the volume of business will increase. Travel agents, consumers and suppliers will not tolerate a service hampered by slow delivery times, unreliable service levels or insufficient capacity, any of which could have a material adverse effect on our business, operating results and financial condition.

In this regard, our operations face the risk of systems failures. Our systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins, earthquake and similar events. Business interruption insurance may not adequately compensate us for losses that may occur. The occurrence of a natural disaster or unanticipated problems at our leased facilities could cause interruptions or delays in our business, loss of data or render us unable to process reservations. In addition, the failure of our computer and communications systems to provide the data communications capacity required by us, as a result of human error, natural disaster or other operational disruption could result in interruption of our service. The occurrence of any or all of these events could adversely affect our reputation, brand and business.

Rapid technological changes may render our technology obsolete or decrease the competitiveness of our services.

To remain competitive, we must continue to enhance and improve the functionality and features of our website. The Internet and the online commerce industry are rapidly changing. If competitors introduce new services embodying new technologies, or if new industry standards and practices emerge, our existing website and proprietary technology and systems may become obsolete. Our future success will depend on our ability to do the following:

o Enhance our existing services;

o Develop and license new services and technologies that address the increasingly sophisticated and varied needs of our prospective customers and suppliers; and

o Respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

Developing our website and other proprietary technology entails significant technical and business risks. We may use new technologies ineffectively or we may fail to adapt our websites, transaction-processing systems and network infrastructure to customer requirements or emerging industry standards. If we face material delays in introducing new services, products and enhancements, our customers and suppliers may forego the use of our services and use those of our competitors.

The success of our business will depend on continued growth of online commerce and the Internet.

Our future revenues and profits depend upon the widespread acceptance and use of the Internet and online services as a medium for commerce. Rapid growth in the use of the Internet and online services is a recent phenomenon. This growth may not continue. A sufficiently broad base of consumers may not accept, or continue to use, the Internet as a medium of commerce. Demand for and market acceptance of recently introduced products and services over the Internet are subject to a high level of uncertainty.

The Internet has experienced, and is expected to continue to experience, significant growth in the number of users and amount of traffic. Our success will depend upon the development and maintenance of the Internet's infrastructure to cope with this increased traffic. This will require a reliable network backbone with the necessary speed, data capacity and security and the timely development of complementary products for providing reliable Internet access and services. Major online service providers and the Internet itself have experienced outages and other delays as a result of software and hardware failures and could face such outages and delays in the future. Outages and delays are likely to affect the level of Internet usage and the processing of transactions on our websites. In addition, the Internet could lose its viability because of delays in the development or adoption of new standards to handle increased levels of activity or of increased government regulation. The adoption of new standards or government regulation may require us to incur substantial compliance costs.

Our business is exposed to risks associated with online commerce security and credit card fraud.

Consumer concerns over the security of transactions conducted on the Internet or the privacy of users may inhibit the growth of the Internet and online commerce. To transmit confidential information such as customer credit card numbers securely, we rely on encryption and authentication technology. Unanticipated events or developments could result in a compromise or breach of the systems we use to protect customer transaction data. Furthermore, our servers may also be vulnerable to viruses transmitted via the Internet. While we proactively check for intrusions into our infrastructure, a new and undetected virus could cause a service disruption.

Under current credit card practices, we may be held liable for fraudulent credit card transactions and other payment disputes with customers. A failure to control fraudulent credit card transactions adequately would adversely affect our business.

Our planned international operations will involve risks.

At some time in the future, we plan to operate in the United Kingdom, Germany, Canada, France, the Netherlands and Italy and may expand our operations to other countries. In order to achieve widespread acceptance in each country we enter, we believe that we must tailor our services to the unique customs and cultures of that country. Learning the customs and cultures of various countries, particularly with respect to travel patterns and practices, is a difficult task and our failure to do so could slow our growth in those countries. We will be subject to the normal risks of doing business internationally, as well as risks specific to Internet-based companies in foreign markets. These risks include:

o Delays in the development of the Internet as a broadcast, advertising and commerce medium in international markets;

o Difficulties in managing operations due to distance, language and cultural differences, including issues associated with establishing management systems infrastructures in individual foreign markets;

o Unexpected changes in regulatory requirements;

o Export and import restrictions;

o Tariffs and trade barriers and limitations on fund transfers;

o Difficulties in staffing and managing foreign operations;

o Potential adverse tax consequences; and

o Exchange rate fluctuations.

We may be found to have infringed on intellectual property rights of others which could expose us to substantial damages and restrict our operations.

We could be subject to claims that we have infringed the patents, copyrights or other intellectual property rights of others. In addition, we may be required to indemnify travel suppliers for claims made against them. Any claims against us could require us to spend significant time and money in litigation, delay the release of new products or services, pay damages, develop new intellectual property or acquire licenses to intellectual property that is the subject of the infringement claims. These licenses, if required, may not be available on acceptable terms or at all. As a result, intellectual property claims against us could have a material adverse effect on our business, operating results and financial condition.

Because our market is seasonal, our quarterly results will fluctuate.

Our limited operating history and anticipated rapid growth will make it difficult for us to assess the impact of seasonal factors on our business. Nevertheless, we expect our business to be subject to seasonal fluctuations, reflecting seasonal trends for the products and services offered by our websites. For example, demand for travel bookings may increase in anticipation of summer vacations and holiday periods, but online travel bookings may decline with reduced Internet usage during the summer months. These factors could cause our revenues to fluctuate from quarter to quarter. Our results may also be affected by seasonal fluctuations in the inventory made available to our service by travel suppliers. Airlines, for example, typically enjoy high demand for tickets through traditional distribution channels for travel during holiday periods. As a result, during these periods, airlines may either have fewer inventories to offer through our service or available tickets may be less competitively priced. These same factors are expected to affect rental cars, hotels and other travel products and services.

We are dependent on our management and our ability to retain qualified individuals; the loss of any officer could hinder the implementation of our business plan.

We are heavily dependent upon management, the loss of any of whom could have a material adverse affect on our ability to implement our business plan. While we have entered into an employment agreement with William M. Alverson, our Chief Executive Officer and President, this employment agreement may be terminated for a variety of reasons. If, for some reason, the services of management, or of any member of management, were no longer available to us, our operations and proposed businesses and endeavors may be materially adversely affected. Mr. Alverson, has been primarily responsible for setting up our business plan and our infrastructure. As we continue with our intended operations, other officers may be instrumental in setting up our financial and operational controls and procedures, and we may need to hire additional personnel to perform such functions. Any failure of management to implement and manage our business strategy and growth may have a material adverse affect on us. There can be no assurance that our operating control systems will be adequate to support its future operations and anticipated growth. Failure to manage our growth properly could have a material adverse affect on our business, financial condition or result of operations.

Furthermore, our success depends in large part on the continuing efforts of a few individuals and our ability to continue to attract, retain and motivate highly skilled employees, qualified travel agents and personnel. Because consumers and suppliers rely on travel agents as intermediaries to provide information on their travel choices and help them purchase their trips, we are highly dependent on attracting and retaining professional home-based travel agents. We currently have over 5,000 independent travel agents; we aim to enroll 10,000 members by 2010.

Because two of our directors, Mr. William M. Alverson and Ms. Katherine T. West, control approximately 32.28% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Alverson are inconsistent with the best interests of other stockholders.

Mr. William M. Alverson, our chief executive officer and director, and Ms. Katherine T. West control approximately 32.28% of our issued and outstanding shares of common stock. The interests of Mr. Alverson and Ms. West may not be, at all times, the same as those of other shareholders. Since Mr. Alverson and Ms. West are not simply passive investors but are also our executive officer and two directors, their interests as an executive and a director, at times, may be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon Mr. Alverson and Ms. West exercising, in a manner fair to all of our shareholders, their fiduciary duties as an officer and/or as a member of our board of directors. Also, Mr. Alverson and Ms. West will have the ability to significantly influence the outcome of most corporate actions requiring shareholder approval, including any potential merger of Travelstar with or into another company, the sale of all or substantially all of our assets and amendments to our articles of incorporation. This concentration of ownership with Mr. Alverson and Ms. West may also have the effect of delaying, deferring or preventing a change in control of Travelstar which may be disadvantageous to minority shareholders.

Our website will rely on intellectual property, and we cannot be sure that this intellectual property will be protected from copy or use by others, including potential competitors.

We regard some of our content and technology as proprietary and will try to protect our proprietary technology by relying on trademarks, copyrights, trade secret laws and confidentiality agreements with consultants. In connection with our license agreements with third parties, we seek to control access to and distribution of our technology, documentation and other proprietary information. Even with all of these precautions, it is possible for someone else to copy or otherwise obtain and use our proprietary technology without our authorization or to develop similar technology independently. Effective trademark, copyright and trade secret protection may not be available in every country in which our services are made available through the Internet, and policing unauthorized use of our proprietary information is difficult and expensive. We cannot be sure that the steps we will take will prevent misappropriation of our proprietary information. This misappropriation could have a material adverse effect on our business. In the future, we may need to go to court to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. This litigation might result in substantial costs and diversion of resources and management attention.

We plan to license from third parties, certain technologies incorporated into our website. As we introduce new services that incorporate new technologies, we may be required to license additional technology from third parties. We cannot be sure that these third-party technology licenses will continue to be available on commercially reasonable terms, if at all.

We are potentially subject to a concentration of credit risk from our accounts receivable. Also, we record a reserve against the use of fraudulent credit cards on our Web sites and customer service related chargebacks.

We are subject to other risks and uncertainties common to growing technology-based companies, including rapid technological change, growth and commercial acceptance of the Internet, dependence on third-party technology, challenges to patents, new service introductions and other activities of competitors, dependence on key personnel, international expansion, and limited operating history. In addition, we are subject to uncertainty caused by economic, political and transportation climates and events, such as the September 11, 2001 terrorist activities, which may impact future demand for the products and services that we sell.

Regulatory and legal uncertainties could harm our business.

The laws and regulations applicable to the travel industry affect us and our travel suppliers. We are subject to laws and regulations relating to the sale of travel services, including those prohibiting unfair and deceptive practices and those requiring us to register as a seller of travel, comply with disclosure requirements and participate in state restitution funds. In addition, many of our travel suppliers and computer reservation systems providers are heavily regulated by the United States and other governments. Our services are indirectly affected by regulatory and legal uncertainties affecting the businesses of our travel suppliers and computer reservation systems providers.

We are also subject to laws and regulations applicable to businesses generally and online commerce. Currently, few laws and regulations directly apply to the Internet and commercial online services. Moreover, there is currently great uncertainty about whether or how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet and commercial online services. It is possible that laws and regulations may be adopted to address these and other issues. Further, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws. New laws or different applications of existing laws would likely impose additional burdens on companies conducting business online and may decrease the growth of the Internet or commercial online services. In turn, this could decrease the demand for our products and services increase our cost of operations or otherwise hurt our business.

                        Risks Related to Our Common Stock

The market price for our common stock is likely to be highly volatile and subject to wide fluctuations in response to factors including the following:

o Actual or anticipated variations in our quarterly operating results.

o Announcements of technological innovations or new services by us or our competitors.

o Changes in financial estimates by securities analysts.

o Conditions or trends in the Internet or online commerce industries.

o Changes in the economic performance or market valuations of other Internet, online commerce or travel companies.

o Announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments.

o Additions or departures of key personnel.

o Release of lock-up or other transfer restrictions on our outstanding shares of common stock or sales of additional shares of common stock.

o Potential litigation

Because we have a limited operating history, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above listed factors, as well as others. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

There is no assurance of an established public trading market, which would adversely affect the ability of investors in our company to sell their securities in the public markets.

Although our common stock trades on the Over-the-Counter Bulletin Board (the "OTCBB"), a regular trading market for the securities may not be sustained in the future. The NASD has enacted recent changes that limit quotations on the OTCBB to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTCBB of these rule changes and other proposed changes cannot be determined at this time. The OTCBB is an inter-dealer, Over-The-Counter market that provides significantly less liquidity than the NASD's automated quotation system (the "NASDAQ Stock Market"). Quotes for stocks included on the OTCBB are not listed in the financial sections of newspapers as are those for The Nasdaq Stock Market. Therefore, prices for securities traded solely on the OTCBB may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. Market prices for our common stock will be influenced by a number of factors, including:

o the issuance of new equity securities;

o changes in interest rates;

o competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

o variations in quarterly operating results;

o change in financial estimates by securities analysts;

o the depth and liquidity of the market for our common stock;

o investor perceptions of our company and the technologies industries generally; and

o general economic and other national conditions.

The limited public market and trading market may cause volatility in the market price of our common stock.

Our common stock is currently traded on a limited basis on the OTCBB under the symbol "TVLS.OB" The quotation of our common stock on the OTCBB does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Our common stock is thus subject to volatility. In the absence of an active trading market:

o investors may have difficulty buying and selling or obtaining market quotations;

o market visibility for our common stock may be limited; and

o a lack of visibility for our common stock may have a depressive effect on the market for our common stock.

Our stock price has historically been volatile and the future market price for our common stock may continue to be volatile. Further, the limited market for our shares will make our price more volatile. This may make it difficult for you to sell our common stock for a positive return on your investment.

The public market for our common stock has historically been very volatile. For example since January 1, 2004 the closing market price for our common stock has ranged from $2.81to $0.25. Any future market price for our shares may continue to be very volatile. This price volatility may make it more difficult for you to sell shares when you want at prices you find attractive. We do not know of any one particular factor that has caused volatility in our stock price. However, the stock market in general has experienced extreme price and volume fluctuations that often are unrelated or disproportionate to the operating performance of companies. Broad market factors and the investing public's negative perception of our business may reduce our stock price, regardless of our operating performance. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price. As a result, this may make it difficult or impossible for you to sell our common stock for a positive return on your investment.

The Company's common stock may be considered a "penny stock" and may be difficult to sell.

To be considered to be a "penny stock," securities must meet one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share;
(ii) it is NOT traded on a "recognized" national exchange; (iii) it is NOT quoted on the NASDAQ Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis. Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

Potential investors in the Company's common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in
(ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of the Company's common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of our restricted stock in the public marketplace could reduce the price of our common stock.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act ("Rule 144"), subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate of our company that has satisfied a two-year holding period. Any substantial sale of common stock pursuant to Rule 144 or pursuant to any resale prospectus may have an adverse effect on the market price of our securities.

The market price of the Company's common stock may be adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including:

o our ability to execute our business plan;

o operating results below expectations;

o loss of any strategic relationship;

o industry developments; o economic and other external factors; and

o period-to-period fluctuations in its financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

                           FORWARD-LOOKING STATEMENTS

We and our representatives may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Act. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to uncertainties associated with the following:

(a) volatility or decline of our stock price;

(b) potential fluctuation in quarterly results;

(c) our failure to earn revenues or profits;

(d) inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement its business plans;

(e) inadequate capital to continue business;

(f) changes in demand for our products and services;

(g) rapid and significant changes in markets;

(h) litigation with or legal claims and allegations by outside parties; and

(i) insufficient revenues to cover operating costs.


                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the 1,606,000 warrants. We expect to use the proceeds received from the exercise of these warrants, if any, for general working capital purposes

                              SELLING STOCKHOLDERS

The following table sets forth the common stock ownership of the selling stockholders as of June 12, 2007. The selling stockholders acquired their securities through a private placement of common stock and Series A and Series B warrants pursuant to a private placement completed in November of 2006 and in various private transactions. For more information on this private placement, please see below.

We will not receive any proceeds from the resale of the common stock by the selling stockholders, except for any proceeds received upon the exercise by the selling stockholders of 1,606,600 warrants issued in connection with the private placement which completed in November of 2006. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock. Other than as set forth in the following table, the selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

                                           Total
                                       Shares Owned       Percentage
                                     and/or Issuable       of Common     Number of    Number of Shares
                                     Upon Exercise of      Stock,         Shares       Owned  After      Percentage of Common
                                      Warrants Before      Assuming     Offered for    Completion of       Stock Owned After
            Name                       Offering         Full Exercise      Sale          Offering (1)   Completion of Offering (2)
--------------------------------   -------------------  -------------  -----------   ---------------  -----------------------
Whalehaven Capital Fund Limited (3)       960,000            1.94%        960,000           ---                    ---

Nite Capital, L.P.  (4)                   480,000              *          480,000           ---                    ---



                                      12





Crescent International  (5)               720,000            1.46%        720,000           ---                    ---
                                                               *
ICON Capital  (6)                         240,000                         180,000           ---                    ---
                                                               *
Jerome Belson (7)                         360,000                         360,000           ---                    ---
                                                               *
Daniel J. Walsh  (8)                      240,000                         240,000           ---                    ---
                                                               *
Martin Beck (9)                           120,000                         120,000           ---                    ---
                                                               *
                                                                                                                   ---
Kevin J. Martin (10)                      240,000                         240,000           ---
                                                               *
Paul Becker  (11)                         180,000                         180,000           ---                    ---
                                                               *
Susan Brauser (12)                        240,000                         240,000           ---                    ---
                                                               *
Scott Eagle (13)                          180,000                         180,000           ---                    ---
                                                               *
Barry Berger (14)                         150,000                         150,000           ---                    ---
Kevin W. Hurley and Jeanine                                    *
Hurley (15)                               120,000                         120,000           ---                    ---
                                                               *
Steven Kelley (16)                         48,000                          48,000           ---                    ---
                                                               *
Robert Karsten (17)                       300,000                         300,000           ---                    ---
                                                               *
E Gerald Kay (18)                         240,000                         240,000           ---                    ---

William Alverson(19)                    15,182,328           30.9%      1,052,545       14,129,783                28.8%

Katherine West(19)                      15,182,328           30.9%        590,340       14,129,783                28.8%

Kevin Adams(19)                         1,860,000             3.79%     1,250,000         610,000                  1.2%

Produce Center Profit Sharing(20)         450,000              *           300,000         150,000                  *

Jeffrey Juergens(19)                      857,143            2.32%*       357,143           ---                    ---

Chris Markley(19)                          25,000              *           25,000           ---                    ---

* Less than 1%.

(1) Assumes that all securities registered will be sold.

(2) Applicable percentage ownership is based on 49,137,443 shares of common stock issued and outstanding as of June 12, 2007, together with securities exercisable into shares of common stock within 60 days of June 12, 2007 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of June 12, 2007 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. However the selling stockholders have contractually agreed to restrict their ability to own shares of common stock or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the shares and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(3) Includes (i) 160,000 shares issuable upon exercise of Series A warrants,

(ii) 160,000 shares issuable upon exercise of Series B warrants, and (iii) 640,000 shares of common stock. In accordance with rule 13d-3 under the securities exchange act of 1934, Whalehaven Capital Fund Limited is a private investment fund that is owned by all of its investors and managed by Michael Finkelstein and Bhavesh Singh. Evan Schemenauer, Arthur Jones and Jennifer Kelly may be deemed control persons of the shares owned by such entity, with final voting power and investment control over such shares. The selling stockholder has notified us that they are not broker-dealers and/or affiliates of broker-dealers.

(4) Includes (i) 80,000 shares issuable upon exercise of Series A warrants,

(ii) 80,000 shares issuable upon exercise of Series B warrants, and (iii) 320,000 shares of common stock. In accordance with rule 13d-3 under the securities exchange act of 1934, Nite Capital L.P., is a private investment fund that is owned by its investors and managed by the general partner whose manager is Keith Goodman, who, has voting and investment control, over the shares listed. Mr. Goodman disclaims beneficial ownership of such shares. The selling stockholder has notified us that they are not broker-dealers and/or affiliates of broker-dealers.

(5) Includes (i) 120,000 shares issuable upon exercise of Series A warrants,

(ii) 120,000 shares issuable upon exercise of Series B warrants, and (iii) 480,000 shares of common stock. In accordance with rule 13d-3 under the securities exchange act of 1934, Mel Craw, Maxi Brezzi and Bachir Taleb-Ibrahimi, in their capacity as managers of Cantara (Switzerland) SA, the investment advisor to Crescent International Ltd., have voting control and investment discretion over the shares owned by Crescent International Ltd. Messrs. Craw, Brezzi and Taleb-Ibrahimi disclaim beneficial ownership of such shares. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(6) Includes (i) 40,000 shares issuable upon exercise of Series A warrants,

(ii) 40,000 shares issuable upon exercise of Series B warrants, and (iii) 160,000 shares of common stock. In accordance with rule 13d-3 under the securities exchange act of 1934, ICON Capital is a limited partnership that is owned by its limited and general partners and managed by Adam Cabibi. Adam Cabibi has voting and investment control, over the shares listed. The selling stockholder has notified us that they are affiliates of broker-dealers. The selling shareholder (a) purchased the shares being registered for resale in the ordinary course of business, and (b) at the time of purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(7) Includes (i) 60,000 shares issuable upon exercise of Series A warrants,

(ii) 60,000 shares issuable upon exercise of Series B warrants, and (iii) 240,000 shares of common stock. The selling stockholder has notified us that he is not a broker-dealer or affiliate of broker-dealers and that he believes he is not required to be a broker-dealer.

(8) Includes (i) 40,000 shares issuable upon exercise of Series A warrants,

(ii) 40,000 shares issuable upon exercise of Series B warrants, and (iii) 160,000 shares of common stock. The selling stockholder has notified us that he is an affiliate of a broker-dealer. The selling shareholder (a) purchased the shares being registered for resale in the ordinary course of business, and (b) at the time of purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(9) Includes (i) 20,000 shares issuable upon exercise of Series A warrants,

(ii) 20,000 shares issuable upon exercise of Series B warrants, and (iii) 80,000 shares of common stock. The selling stockholder has notified us that he is not a broker-dealer or affiliate of broker-dealers and that he believes he is not required to be a broker-dealer.

(10) Includes (i) 40,000 shares issuable upon exercise of Series A warrants,

(ii) 40,000 shares issuable upon exercise of Series B warrants, and (iii) 160,000 shares of common stock. The selling stockholder has notified us that he an affiliate of a broker-dealer. The selling shareholder (a) purchased the shares being registered for resale in the ordinary course of business, and (b) at the time of purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(11) Includes (i) 30,000 shares issuable upon exercise of Series A warrants,

(ii) 30,000 shares issuable upon exercise of Series B warrants, and (iii) 120,000 shares of common stock. The selling stockholder has notified us that he is not a broker-dealer or affiliate of broker-dealers and that he believes he is not required to be a broker-dealer.

(12) Includes (i) 40,000 shares issuable upon exercise of Series A warrants,

(ii) 40,000 shares issuable upon exercise of Series B warrants, and (iii) 160,000 shares of common stock. The selling stockholder has notified us that she is not a broker-dealer or affiliate of broker-dealers and that she believes she is not required to be a broker-dealer.

(13) Includes (i) 30,000 shares issuable upon exercise of Series A warrants,

(ii) 30,000 shares issuable upon exercise of Series B warrants, (iii) 120,000 shares of common stock. The selling stockholder has notified us that he is not a broker-dealer or affiliate of broker-dealers and that he believes he is not required to be a broker-dealer.

(14) Includes (i) 25,000 shares issuable upon exercise of Series A warrants,

(ii) 25,000 shares issuable upon exercise of Series B warrants, and (iii) 100,000 shares of common stock. The selling stockholder has notified us that he is not a broker-dealer or affiliate of broker-dealers and that he believes he is not required to be a broker-dealer.

(15) Includes (i) 20,000 shares issuable upon exercise of Series A warrants,

(ii) 20,000 shares issuable upon exercise of Series B warrants, and (ii) 80,000 shares of common stock. The selling stockholders have notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(16) Includes (i) 8,000 shares issuable upon exercise of Series A warrants, (ii) 8,000 shares issuable upon exercise of Series B warrants, and (iii) 32,000 shares of common stock. The selling stockholder has notified us that he is not a broker-dealer or affiliate of broker-dealers and that he believes he is not required to be a broker-dealer.

(17) Includes (i) 50,000 shares issuable upon exercise of Series A warrants,

(ii) 50,000 shares issuable upon exercise of Series B warrants, and (iii) 200,000 shares of common stock. The selling stockholder has notified us that he is not a broker-dealer or affiliate of broker-dealers and that he believes he is not required to be a broker-dealer.

(18) Includes (i) 40,000 shares issuable upon exercise of Series A warrants,

(ii) 40,000 shares issuable upon exercise of Series B warrants, and (iii) 160,000 shares of common stock. The selling stockholder has notified us that he is not a broker-dealer or affiliate of broker-dealers and that he believes he is not required to be a broker-dealer.

(19) Represents shares of common stock. The selling stockholder has notified us that he/she is not a broker-dealer or affiliate of broker-dealers and that he/she believes he/she is not required to be a broker-dealer.

(20) Includes 300,000 shares of common stock issued to the selling stockholder and 150,000 shares issuable upon exercise of warrants. In accordance with rule 13d-3 under the securities exchange act of 1934, Produce Center Profit Sharing, is a corporation that is owned by Frank Mascari and managed by Frank Mascari, who, has voting and investment control, over the shares listed. The selling stockholder has notified us that they are not broker-dealers and/or affiliates of broker-dealers.

The following is a description of the selling shareholders relationship to us and how each the selling shareholder acquired the shares to be sold in this offering:

November 2006 Private Placement

On November 16, 2006, we sold in a private placement of up to $2,500,000, a total of 3,212,000 shares (the "Shares") of our common stock, no par value per share, at a purchase price of $0.625 per share to institutional and accredited investors, for a total purchase price of $2,007,500. In addition to the Shares, on the closing date, we issued and delivered Series A and B Warrants to the investors (collectively the "Warrants"). One Series A Warrant and one Series B Warrant was issued for each four Shares issued, for a total of 803,000 Series A Warrants and 803,000 Series B Warrants. Series A Warrants are exercisable into common stock at $0.85 per share and Series B Warrants are exercisable at $1.00 per share. The Series A and B Warrants are exercisable until five (5) years after the closing date.

We paid 10% commissions in cash in the amount of $200,750 and issued 321,200 common stock purchase warrants to First Montauk Securities Corp. of Red Bank, New Jersey, member NASD, who acted as a selling agent for the financing. We received total net proceeds of $1,766,750, after deducting the legal fees and commissions. The net proceeds will be used by us for working capital purposes.

Shares and Warrants Issued.

On August 25, 2006, we sold in a private transaction to accredited investors, a total of 550,000 shares of our common stock, no par value per share, at a purchase price of $0.50 per share. In addition to the shares, we delivered one warrant for every two shares purchased. On September 22, 2006, we sold in a private transaction to an accredited investor, a total of 357,143 shares of our common stock, no par value per share, at a purchase price of $0.70 per share. In addition to the shares, we delivered one warrant for every two shares purchased.

Shares in the amount of 1,642,885 were issued on June 30, 2005 to two officers and directors upon conversion of their respective loans to us totaling $575,000 including one warrant for every two shares converted. The warrants are exercisable into common stock at $0.35 per share.

On December 2, 2005 we issued 1,000,000 shares for services and on September 27, 2006, 25,000 shares were issued for services performed on behalf of our company.

The shares and warrants were offered and sold by us to investors whom we had reasonable grounds to believe were "accredited investors" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The investors were provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment in our company. Each certificate evidencing securities issued to the investors included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption from registration. No general solicitation or advertising was used in connection with the transaction.

                              PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o privately-negotiated transactions;

o short sales that are not violations of the laws and regulations of any state or the United States;

o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

o through the writing of options on the shares;

o a combination of any such methods of sale; and

o any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information


Our common stock has been quoted on the OTC Bulletin Board under the symbol "JYSR.OB." We filed a certificate of amendment to our articles of incorporation of June 21, 2007, changing the name of the Company from "Joystar, Inc." to "Travelstar, Inc." Pursuant to the name change, our trading symbol on the OTC Bulletin Board is "TVLS.OB". The following table shows the reported high and low closing bid quotations per share for our common stock based on information provided by the

OTC Bulletin Board. Particularly since our common stock is traded infrequently, such over-the-counter market quotations reflect inter-dealer prices, without markup, markdown or commissions and may not necessarily represent actual transactions or a liquid trading market.


            Year Ended December 31, 2007
                                                   High    Low
                                                   -----   ----
      Quarter ended June 30, 2007*                 $1.04   $0.62
      Quarter ended March 31, 2007                 $1.17   $0.81



            Year Ended December 31, 2006
                                                   High    Low
                                                   ----    ----
      Quarter ended December 31, 2006              $1.11   $0.75
      Quarter ended September 30, 2006             $0.81   $0.52
      Quarter ended June 30, 2006                  $1.37   $0.75
      Quarter ended March 31, 2006                 $1.04   $0.26

            Year Ended December 31, 2005
                                                   High    Low
                                                   ----    ----
      Quarter ended December 31, 2005              $0.33   $0.25
      Quarter ended September 30, 2005             $0.52   $0.34
      Quarter ended June 30, 2005                  $0.64   $0.41
      Quarter ended March 31, 2005                 $0.70   $0.58


*As of July 6, 2007

Number of Stockholders

As of June 12, 2007, there were approximately 142 holders of our common stock.

Dividend Policy

The Company does not expect to pay any dividends at this time. The payment of dividends, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of the Company's Board of Directors and may be subject to restrictions under the terms of any debt or other financing arrangements that the Company may enter into in the future. The Company presently intends to retain all earnings, if any, for use in the Company's business operations and accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

Equity Compensation Plan Information

In April 2003, our Board of Directors adopted our 2003 Company Stock Option Plan ("2006 Stock Option Plan" or "Plan"), which was amended by the Company in July of 2003 to increase the amount of shares of Common Stock which the Company was authorized to issue under the plan from 480,000 shares to 2,500,000 shares. The Plan provides the Company's board of directors to grant to the Company's directors, officers, employees and consultants stock options under the Plan.

The Plan provides that the exercise price for ISOs and NSOs is not less than the fair market value per share of our common stock at the date of grant. The Company cannot reprice outstanding options granted under the 2003 Stock Option Plan without the consent of its stockholders. The option exercise price must be paid in full at the time the notice of exercise of the option is delivered to us and must be tendered in cash, or by personal or certified check. The Plan's Administrator has the discretion to permit a participant to exercise by delivering a combination of shares and cash. The term of each option may not exceed a term of 10 years of the date of grant. However, if ISOs are granted to persons owning more than 10% of our voting stock, the exercise price may not be less than 110% of the fair market value per share at the date of grant, and the term of the ISOs may not exceed five years. As of the six month period ending June 30, 2006, no securities were granted under this plan.

Other than the Plan, we maintain no other equity compensation plan pursuant to which we may grant equity awards to eligible persons.

                             DESCRIPTION OF BUSINESS

Overview

We specialize in selling complex travel products including cruises, vacation packages and group travel through our national sales force of cruise and vacation specialists. Our comprehensive business opportunity combines innovative technology, marketing programs and expert support services to entrepreneurial travel agents giving them the competitive advantage they need to succeed. With Travelstar, travel agents can concentrate on promoting travel and creating client loyalty without the administrative and financial burden of owning and operating a traditional storefront travel agency. We are proving to be the hands-down choice for serious travel professionals who want to flourish in this changing and exciting time in the industry.

We maintain our corporate offices at 95 Argonaut St. First Floor, Aliso Viejo, CA 92656. Our telephone number is (949) 837-8101. Our Florida office is located at 2875 NE 191st Street, Suite 305, Aventura, FL 33180. The telephone number is 305-933-0663.

Company History

We were incorporated in the State of California on February 5, 1998 under the name Advanced Refrigeration Technologies, Inc. Our original business operations consisted of designing, manufacturing and marketing an energy efficiency evaporator fan motor controller for walk-in refrigerators and freezers. We were unsuccessful in that business and were unable to continue our operations. From August 2002, we were actively engaged in finding a potential investor to acquire it and bring in a new business.

As of June 11, 2003, we consummated a transaction, whereby we acquired all of the issued and outstanding shares of Joystar, Inc., a Nevada corporation ("Joystar - Nevada") in exchange for the issuance by us of a total of 13,880,599 newly issued restricted shares of common voting stock to the Joystar-Nevada shareholders pursuant to the Agreement and Plan of Reorganization, dated as of June 10, 2003, by and between our company and Joystar. We issued a total of 13,880,599 shares of common stock to Joystar-Nevada shareholders in the transaction. We paid $60,000 at the closing of the transaction for some of the debts of Advanced Refrigeration Technologies, Inc., and assumed additional liabilities of our company in the approximate amount of $55,000. Upon the closing, the all present officers of our company resigned and William M. Alverson was appointed as our President, Chief Financial Officer and Secretary. Upon the closing, William M. Alverson was appointed to our Board of Directors. An additional director was appointed as of June 18, 2003. Immediately prior to the share exchange, there were approximately 3,322,840 shares of our common stock issued and outstanding. As a result of the acquisition, there were approximately 17,203,439 shares of common stock issued and outstanding.

The Asset Sale and Purchase Contract which was entered by and between Advanced Refrigeration Technologies, Inc. and Advanced Refrigeration Controls, Inc, a newly formed corporation by the former shareholders of our company, included the total assets consisting of inventories, fixed assets and patents for a total value of $85,063 and the assumption of liabilities including primarily former shareholders loans, for a total amount of $105,217. We had a gain of $20,154 on the disposition of assets and liabilities.

As of June 4, 2004, we and our wholly-owned subsidiary were officially merged with and into Joystar, Inc., a California corporation (formerly Advanced Refrigeration Technologies, Inc.) pursuant to Section 1110(a) of the California Corporations Code and Section 92A.200 of Nevada Revised Statutes. In connection with the merger we provided for the name change from Advanced Refrigeration Technologies, Inc. to Joystar, Inc., pursuant to Section 1110(d) of the California Corporations Code. The merger and the name change were approved by our Board of Directors pursuant to Section 1110(a). The shareholders approval was not required under the California law to effect the merger and the name change and was not obtained for this action.

On June 21, 2007, we filed a certificate of amendment to our Articles of Incorporation. The amendment changed the name of the Company from "Joystar, Inc." to "Travelstar, Inc." The amendment also increased our authorized capital from 50,000,000 shares of common stock to 200,000,000 shares of common stock. The amendment was approved by our Board of Directors and by written consent of the majority of shareholders.

Recent Developments

On November 16, 2006, we sold in a private placement of up to $2,500,000, a total of 3,212,000 shares (the "Shares") of our common stock, no par value per share, at a purchase price of $0.625 per share to institutional and accredited investors, for a total purchase price of $2,007,500. In addition to the Shares, on the closing date, we issued and delivered Series A and B Warrants to the investors (collectively the "Warrants"). One Series A Warrant and one Series B Warrant was issued for each four Shares issued, for a total of 803,000 Series A Warrants and 803,000 Series B Warrants. Series A Warrants are exercisable into common stock at $0.85 per share and Series B Warrants are exercisable at $1.00 per share. The Series A and B Warrants are exercisable until five (5) years after the closing date.

We paid 10% commissions in cash in the amount of $200,750 and issued 321,200 common stock purchase warrants to First Montauk Securities Corp. of Red Bank, New Jersey, member NASD, who acted as a selling agent for the financing. We received total net proceeds of $1,766,750, after deducting the legal fees and commissions. The net proceeds will be used by us for working capital purposes.

The shares and warrants were offered and sold by us to investors whom we had reasonable grounds to believe were "accredited investors" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The investors were provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment in our company. Each certificate evidencing securities issued to the investors included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption from registration. No general solicitation or advertising was used in connection with the transaction.

Business

We specialize in selling complex travel products including cruises, vacation packages and group travel through its national sales force of cruise and vacation specialists. Consumers planning and purchasing a trip generally engage in a predictable process that begins with considering destinations, dates and budgets, and progresses to a series of purchase decisions involving transportation, accommodations and destination activities. Historically, this planning and purchasing process has been inefficient because consumers have to spend a significant amount of time piecing together the information from a variety of sources. Consumers frequently consulted many different media and people, such as guidebooks, magazines, travel agents, friends, co-workers and individual travel suppliers. The supply side of the travel industry can be equally inefficient. The supplier community includes hundreds of airlines, thousands of hotels, dozens of car rental companies, numerous vacation packagers and cruise lines and hundreds of thousands of destination services merchants such as restaurants, attractions, and local transportation and tour providers. These suppliers spend substantial amounts of money to reach and attract potential purchasers. The fragmental nature of the global consumer travel market makes it difficult and inefficient for suppliers to effectively target those consumers who are currently engaged in the travel planning process.

Consumers and suppliers rely on travel agents as intermediaries to provide information on their travel choices and help them purchase their trips. Our travel agents have access to comprehensive information on the availability and pricing of airline seats through global distribution systems. We make it possible for our travel agents to provide consumers reliable, comprehensive travel information.

We have been able to combat the inefficiency and fragmentation of the industry with technology. We use technology to make the process of planning and purchasing travel easier for our agents and customers.

We plan to offer travel planning services in the United Sates, the United Kingdom, Canada, and the Puerto Rico. Our products are planned to include direct-to- consumer travel planning services sold via the Internet and call centers, our co-branded private label business.

TRAVEL AGENCY MODEL

When selling travel, we act as either an intermediary or a merchant. When we transact travel bookings acting as an intermediary, we pass a customer's reservation to the travel supplier (hotel, cruise line, tour operator, car rental, etc.). In the intermediary transaction, the supplier sets the retail price paid by the customer, and the supplier is the merchant of record for the transaction. We receive a commission from the travel supplier after the travel has been completed.

In a merchant transaction, we receive access to consolidator fares (wholesale airline seats and hotel rooms) from suppliers at negotiated net rates. We determine the "mark-up" and process the transaction as the merchant of record. Acting as a merchant enables us to achieve a higher level of gross profit than in the agency model.

HOST AGENCY MODEL

We provide syndicated technology, hosting, and support services to a growing network of both part-time and full-time independent cruise and vacation agents. We provide our independent agents with the technology, tools, training and back office support to facilitate the operation of a successful and rewarding business.

We benefit from membership fees, a share of the commission generated by the travel agent, overrides and annual bonuses from the supplier community. Additionally, the value of the members' total bookings allows us to negotiate higher commissions, marketing dollars and co-op support from the supplier community.

EXPERIENCED TRAVEL AGENTS

A large number of experienced travel agents and agency owners are closing their "bricks-n-mortar" agencies in an effort to control costs. We have developed three programs which address the unique needs of the travel agent community.

The benefits of our programs include private label and co-branded consumer websites, 24/7 access to "myTravelstar" - our popular "agents only" extranet, sales and product training, email marketing programs, the latest booking tools, weekly e-newsletter, daily conference calls, access to the Travelstar Community and CEO Blog, and unlimited access to our always friendly toll-free agent support staff.

WE ARE CREATING THE NEW BREED OF TRAVEL SELLERS

According to the Department of Labor statistics over 13 million people currently operate a home-based business and over 1,500 new home-based businesses are opened every day. Technology advances within the travel industry have made it very easy for someone without travel agency experience to succeed as a home-based agent.

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The benefits of "owning a travel agency" for as little as $500 per year appeal to small business owners, home-based and internet entrepreneurs, stay-at-home moms, affluent travelers, web masters and super-affiliates, churches, little league teams, schools and other non-profit organizations. The potential market for this model is in the millions of home-based travel agents and online affiliates.

In order to ensure the success of new agents, improve the income of our experienced agents, and reduce the potential customer service burden, we are developing a "mentor" program. Each new agent will be assigned to a qualifying experienced agent that will provide guidance during the training period. The commission generated during this mentorship will be shared between the trainee and the mentor.

Revenues from commissions and transaction fees generated by the agents through booking travel with their clients are shared between us and the agent. We aim to develop a membership base of 50,000 agents and online affiliates over the next 5 years. We believe that with the tools, technology, marketing resources and superior support we provide our agents, they will produce an average of $10,000 per year in leisure bookings.

Our Strategy

As professional travel agents are adapting to a changing industry, a new business model has emerged - home-based travel agent hosting and IT outsourcing.

Independent agents and agency owners are looking for ways to increase revenues, reduce costs, and streamline operations. They are also becoming more and more reliant on both technology and the Internet. We answer the call by relieving travel agents and agency owners of non-revenue producing tasks, providing instant technology solutions, marketing programs, and unlimited support - empowering them to do what they do best - sell travel.

We are proving to be the hands-down choice for serious travel professionals who want to flourish in this changing and exciting time in the industry. Since the launch of our hosting program in August of 2004, we have signed up over 3,000 agents making us the largest and fastest growing agency in the industry.

We believe that the hosting models for professional home-based agents will complement our program targeted to the over 13 million Americans who are currently operating home-based businesses. In this model, we aim to enroll 50,000 members by 2010. Our strategy for reaching this massive group of home-based entrepreneurs covers multiple channels including marketing websites, search engine optimization, email marketing and print advertising.

Target Market

Consumers planning and purchasing a trip generally engage in a predictable process that begins with considering destinations, dates and budgets, and progresses to a series of purchase decisions involving transportation, accommodations and destination activities. Historically, this planning and purchasing process has been inefficient because consumers have to spend a significant amount of time piecing together the information from a variety of sources. Consumers frequently consulted many different media and people, such as guidebooks, magazines, travel agents, friends, co-workers and individual travel suppliers. The supply side of the travel industry can be equally inefficient. The supplier community includes hundreds of airlines, thousands of hotels, dozens of car rental companies, numerous vacation packagers and cruise lines and hundreds of thousands of destination services merchants such as restaurants, attractions, and local transportation and tour providers. These suppliers spend substantial amounts of money to reach and attract potential purchasers. The fragmental nature of the global consumer travel market makes it difficult and inefficient for suppliers to effectively target those consumers who are currently engaged in the travel planning process.

Consumers and suppliers rely on travel agents as intermediaries to provide information on their travel choices and help them purchase their trips. Our travel agents have access to comprehensive information on the availability and pricing of airline seats through global distribution systems. We make it possible for our travel agents to provide consumers reliable, comprehensive travel information.

We have been able to combat the inefficiency and fragmentation of the industry with technology. We use technology to make the process of planning and purchasing travel easier for their agents and customers.

Geographic Area of Services

We plan to offer travel planning services in the United Sates, the United Kingdom, Canada, Puerto Rico, and China. Our products are planned to include direct-to-consumer travel planning services sold via the Internet, call centers, and our co-branded private label website solutions.


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Industry

According to a recent report by Credit Suisse/First Boston, there are approximately 20,000 professional travel agents working from their homes. That number is expected to grow to nearly 50,000 by 2010. This emerging group represents an estimated $7.6 billion annually in travel sales. While online travel continues to grow, travel agents are the dominant force in travel distribution, especially in the complex, high-grossing products including vacations, cruises, and group travel. A recent study conducted by the Cruise Line Industry, concluded that 90% of the 10 million people who went on a cruise last year, booked through a travel agent.

Typical of traditional travel agencies in America, the competitive landscape in the Host Travel Agency space is highly fragmented. The American Society of Travel Agents reported recently that there are approximately 21,000 "Mom & Pop" travel agencies, each hosting between one and five home-based agents. And while there are several "mid-tier" host agencies with sales ranging from $50 million to $100 million, no dominant player exists. We aim to be the dominant participant in the industry.

Government Regulation

TRAVEL INDUSTRY REGULATION

We must comply with laws and regulations relating to the travel industry and the sale of travel services. These include registering with various states and countries as a seller of travel, complying with certain disclosure requirements and participating in state restitution funds. Both the Federal Trade Commission and the Department of Transportation take the position that their regulations prohibiting unfair and deceptive advertising practices apply to our business.

REGULATIONS OF THE INTERNET

Currently, few laws and regulations apply directly to the Internet and commercial online services and, to the extent such laws exist or apply to us, we believe we are in compliance with all of them. The following summary does not purport to be complete discussion of all enacted or pending regulations and policies that may affect our business. This summary focuses primarily on the enacted federal, state and international legislation specific to businesses that operate as we do. For further information concerning the nature and extent of federal, state and international regulation of online businesses, you should review public notices and rulings of the U.S. Congress, state and local legislature and international bodies.

Due to the growth of the Internet and online commerce, coupled with publicity regarding Internet fraud, new laws and regulations are continually being considered (at the federal, state and international levels) regarding property ownership, sales and other taxes, pricing and content, advertising, intellectual property rights, libel, user privacy, and information security. New laws or different applications of existing laws would likely impose additional burdens on companies conducting business online and may decrease the growth of the Internet or commercial online services. In turn, this could decrease the demand for our products and services or increase our cost of doing business. We cannot predict whether any of the proposed privacy legislation currently pending will be enacted and what effect, if any, it would have on our company.

TAXES

Federal regulation imposing limitations on the ability of states to impose taxes on Internet-based sales was enacted in 1998 and extended in 2001. The Internet Tax Non-Disclosure Act, as this legislation is known, exempts certain types of sales transactions conducted over the Internet from multiple or discriminatory state and local taxation through November 1, 2003. It is possible this legislation will not be renewed when it terminates. Failure to renew this legislation could allow state and local governments to impose taxes on Internet-based sales, and these taxes could decrease the demand for our products or services or increase our cost of operations.

PRIVACY

As an online business, customers provide us with personally identifiable information (PII) that has been specifically and voluntarily given. PII includes information that can identify a customer as a specific individual, such as name, phone number, or e-mail address. This information is used only for the purpose of responding to and fulfilling customer requests for our travel products and services. We will only share customer PII with our authorized travel service providers, and only as necessary in order to complete a transaction that customers specifically request. We do not sell or rent PII to anyone. We provide customers with choice and control over the collection and use of their PII, as well as a means of updating, correcting, or removing any PII stored in their customer profile. Customers are provided the opportunity to specifically choose the promotional marketing communications they wish to receive from our company. If they choose to opt-out any of the promotional e-mail services that we provide, then we will only send e-mail that relates to a specific travel purchase they have made through us.

CURRENT US FEDERAL PRIVACY REGULATION

Increasing concern over consumer privacy, including regulations related to the use of the Internet for conducting transactions and electronic commerce, has led to the introduction of proposed legislation at the federal level. The most far-reaching of these current laws are focused on financial institutions, health


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care providers, and companies that voluntarily solicit information form children. For businesses that operate online such as us, the Unsolicited Electronic Mail Act of 1999 has been enacted to protect individuals, families, and internet service providers from unsolicited and unwanted electronic mail, commonly referred to as spamming. Additionally, the Federal Trade Commission has a role in consumer privacy protection and is involved with related enforcement activities.

CURRENT STATE PRIVACY REGULATION

Most states have enacted legislation to regulate the protection of consumers' information on the Internet. Much of this legislation is focused on financial institutions and health care providers. The legislation that has become state law is a small percentage of the number still pending, and is similar to what has been enacted at the federal level. We cannot predict whether any of the proposed state privacy legislation currently pending review will be enacted and what effect, if any, it would have on our company.

Competition

We cannot assure you that we will be able to compete successfully against current and future competitors. Competitive pressures faced by us could have a material adverse effect on our business, operating results and financial condition.

We believe that establishing, maintaining and enhancing our brand will be a critical aspect of our efforts to attract and expand our online traffic. The number of Internet sites that offer competing services, many of which already have well-established brands in online services or the travel industry generally, increases the importance of establishing and maintaining brand recognition. Promotion of the Travelstar brand will depend largely on our success in providing a high-quality online experience supported by a high level of customer service. In addition, to attract and retain online users and to respond to competitive pressures, we intend to increase our spending substantially on marketing and advertising with the intention of expanding our brand recognition. However, we cannot assure you that these expenditures will be effective to promote our brand or that our marketing efforts generally will achieve our goals.

If we are unable to provide high-quality online services or customer support, if we fail to promote and maintain our brand or if we incur excessive expenses in these efforts, our business, operating results and financial condition would be materially adversely affected. If we are unable to introduce and sell new products and services, our business may be harmed.

We need to broaden the range of travel products and services and increase the availability of products and services that we offer in order to enhance our service. We will incur substantial expenses and use significant resources trying to expand the range of products and services that we offer. However, we may not be able to attract sufficient travel suppliers and other participants to provide desired products and services to our consumers. In addition, consumers may find that delivery through our service is less attractive than other alternatives. If we launch new products and services and they are not favorably received by consumers, our reputation and the value of the Travelstar brand could be damaged.

Our relationships with consumers and travel suppliers are mutually dependent since consumers will not use a service that does not offer a broad range of travel services. Similarly, travel suppliers will not use a service unless consumers actively make travel purchases through it. We cannot predict whether we will be successful in expanding the range of products and services that we offer. If we are unable to expand successfully, our business, operating results and financial condition may be materially adversely affected. We may be unable to plan and manage our operations and growth effectively.

On February 28, 2005, we announced a new program for professional home-based travel agents. PRO-100 offers independent and home-based travel agents all of the benefits of our popular AGENT ADVANTAGE PRO, including a consumer website, "Agents Only" extranet and live toll free support.

We offer two booking solutions, a consumer view and an "Agents Only" booking tool. This combination blends real-time access to cruise line inventory to deliver the best response times and closing ratios. The features included are:

Co-branded Private Label Cruise Web-Site - An easy, no maintenance solution providing cruise content, technology, and fulfillment with no up-front costs. Private Label Cruise Web-Site - Content, technology, and fulfillment services are housed in a customized user interface. Maintains look and feel as well as branding integrity of the partner's Web site. Connectivity as well as access to robust cruise content, including cruise descriptions, cabin categories, deck plans, amenities, and more.

Seasonality

Our limited operating history and anticipated rapid growth will make it difficult for us to assess the impact of seasonal factors on our business. Nevertheless, we expect our business to be subject to seasonal fluctuations, reflecting seasonal trends for the products and services offered by our websites. For example, demand for travel bookings may increase in anticipation of summer vacations and holiday periods, but online travel bookings may decline with reduced Internet usage during the summer months. These factors could cause our revenues to fluctuate from quarter to quarter. Our results may also be affected by seasonal fluctuations in the inventory made available to our service by travel suppliers. Airlines, for example, typically enjoy high demand for tickets through traditional distribution channels for travel during holiday periods. As a result, during these periods, airlines may either have fewer inventories to offer through our service or available tickets may be less competitively priced. These same factors are expected to affect rental cars, hotels and other travel products and services.

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
Employees


As of June 12, 2007, we had a total of approximately 30 employees. None of our employees are represented by a labor union. We have not experienced any work stoppages and consider our relations with our employees to be good.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with our condensed financial statements and notes to those statements. The discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those expressed or implied in these forward-looking statements as a result of various factors, including those set forth at the end of this section under "Factors That May Impact Our Results of Operations".

Cautionary and Forward Looking Statements

In addition to statements of historical fact, this prospectus contains forward-looking statements. The presentation of aspect of our future found herein is subject to a number of risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. Without limiting the generality of the foregoing, words such as "may", "will", "expect", "believe", "anticipate", "intend", or "could" or the negative variations thereof or comparable terminology are intended to identify forward-looking statements.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause our actual results to be materially different from any future results expressed or implied by us in those statements. Important facts that could prevent us from achieving any stated goals include, but are not limited to, the following:

(a) volatility or decline of the our stock price;

(b) potential fluctuation in quarterly results;

(c) our failure to earn revenues or profits;

(d) inadequate capital to continue or expand its business, inability to raise additional capital or financing to implement our business plans;

(e) failure to commercialize our technology or to make sales;

(f) rapid and significant changes in markets;

(g) litigation with or legal claims and allegations by outside parties

(h) insufficient revenues to cover operating costs.

There is no assurance that we will be profitable, and we may not be able to successfully develop, manage or market our products and services. We may not be able to attract or retain qualified executives and technology personnel and our products and services may become obsolete. Government regulation may hinder our business. Additional dilution in outstanding stock ownership may be incurred due to the issuance of more shares, warrants and stock options, or the exercise of warrants and stock options, and other risks inherent in our businesses.

Overview

Travelstar, Inc. sells complex leisure travel products through our virtual network of travel agents, company branded and private label websites. We empower travel entrepreneurs and leisure travelers with the tools and information they need to efficiently research, plan, and book travel. The effect of having such a massive and growing network of independent and home-based travel retailers all booking under the Travelstar Agency umbrella is significantly increasing our sales and revenue, and building strong brand recognition.

We refer to Traveltar, Inc. and its brands collectively as "Travelstar," the "Company," "us," "we" and "our" in this management's discussion and analysis of financial condition and results of operations. For additional information about our brands, see the disclosure set forth in Part I, Item 1, Business, under the caption "Management Overview."

Tens of thousands of travel agents who are closing their storefront agencies and moving to a home-based operation are creating a value migration in the rapidly emerging host travel agency model. Because of our strong value proposition, we have been very successful in attracting profession travel agents and at the same time, eroding our competitors' market share. Since going to market with our hosting programs in August 2004, Travelstar has signed up over5,000 travel agents making it one of the fastest growing and largest leisure travel network in the industry.

Throughout 2006, Travelstar's commission levels with our preferred suppliers increased substantially. With the acquisition of the Miami Cruise Center, the enhanced commission levels that Travelstar offers travel agents are some of the highest in the industry.

TRENDS

The travel industry and particularly the travel agency business model, has experienced significant change in this decade. The advent of the Internet and online travel agencies has forever changed the way travel products are distributed. Travel agents were forced to retool their business models which included the elimination of high costs associated with operating a store fronts and identifying markets where their knowledge and service would ensure they remained relevant in the eyes of travelers.


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Today, similar to the way real estate agents, mortgage bankers, stock brokers and insurance agents have been able to effectively telecommute, tens of thousands of experienced travel sellers operate their businesses virtually. According to a recent report issued by Credit Suisse/First Boston, there are currently 25,000 professional, home-based agents. This number is expected to grow to approximately 50,000 agents by 2010.

In the United States, Telecommuting has been growing at 15% a year since 1990. It is believed that approximately 80% of Fortune 1000 companies are likely to employ telecommuters within this decade.

Factors that will continue to affect the future of telecommuting worldwide include the availability of bandwidth and fast Internet connections in a given country; social methodologies for balancing work control and work freedom; the perceived values and economies in telecommuting; and the opportunities and need for working collaboratively across large distances, including globally.

According to the Direct Sales Association, the number of Americans operating a home-based business has grown from 8.5 million in 1996 to 14.1 million in 2005.

The baby-boomer population is estimated at over 70 million domestically and 450 million worldwide. This group is expected to spend both their discretionary time and income on travel related products and services.

STRATEGY

We intend to aggressively innovate on behalf of travel agents including building a scalable, service -oriented technology platform which will extend across our consumer brands. We expect this to increase the income opportunity+ for our travel network as we will be providing them consumer leads and also drive profitability for the company as we will create travel bookings at a lower commission payout than our existing host travel agent programs.


We also intend to continue innovating on behalf of our preferred supplier partners. As an example, we launched Starbase, a customer relationship management system for our agents to better manage their businesses. Starbase streamlines the interaction and booking process between our agents, customers and suppliers. Through this "direct connect" technology, our agents can complete the booking process with some of our cruise lines and vacation suppliers easier and in a more cost effective for our suppliers. It also automatically notifies Travelstar's internal accounting of bookings and cancellations and provides agents with real time commission tracking. In the absence of this direct connect technology, these processes are completed manually via a proprietary extranet.


Currently, cruise vacations represent over two-thirds of our travel products sold. Although we expect continued significant increase in our cruise business, our goal is to grow our land-based vacation packages and tours to represent 75% of total gross bookings.

Our preferred supplier development team is negotiating with major vacation suppliers to increase our commissions to the levels we have attained with our major cruise suppliers. We believe this will attract high producing vacation agents to our network and drive sales and product mix.

SEASONALITY

We generally experience seasonal fluctuations in the demand for our travel products and services. For example, leisure travel bookings are generally the highest in the first quarter and gradually decline over the subsequent three quarters. The first quarter is highest due to wave season, when an estimated 70% of the yearly cruise line inventory is booked. There is a gradual drop off in the second and third quarters as travelers plan and book their spring, summer and winter vacations. In the fourth quarter, the number of leisure bookings decreases significantly. We have been able to offset the quarterly decline in bookings and revenue typical to the industry through the aggressive growth of our travel agent network.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

To understand our financial position and results of operations, it is important to understand our critical accounting policies and estimates and the extent to which we use judgment and estimates in applying those policies. We prepared our financial statements and accompanying notes in accordance with generally accepted accounting principles in the United States. Preparation of the financial statements and accompanying notes requires that we make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements and revenue and expenses during the periods reported.


Accounting estimates are an integral part of the financial statements prepared by management are based on management's current judgments. These judgments are normally based on knowledge and experience about past and current events and on assumptions about future events. Actual results may differ from our estimates under different assumptions or conditions.



                                       24
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There are certain critical estimates that we believe require significant judgment in the preparation of our financial statements. We consider an accounting estimate to be critical if:

o It requires us to make assumption because information was not available at the time or it included matters that were highly uncertain at the time we were making the estimate, and

o Changes in the estimate or different estimates that we could have selected may have had a material impact on our financial condition or results of operations.


Commission revenue for reservations is paid to the Company by travel suppliers, typically upon completion of the travel associated with the reservation. Because the average time lag between booking date and commission payment date is approximately six months, the Company recognizes a reserve against revenues for bookings that may not produce a collectible commission due to possible cancellations or other factors. For the year ended December 31, 2006, the Company recognized a reserve equal to 25% of the gross commissions earned. The Company will be monitoring receivables and adjusting the reserve levels on a regular basis, as required.


For more information on each of these policies, see Note 2 -- Significant Accounting Policies, in the notes to financial statements. We discuss information about the nature and rationale for our critical accounting estimates below.

STOCK-BASED COMPENSATION

We record stock-based compensation expense net of estimated forfeitures. In determining the estimated forfeiture rates for stock-based awards, we periodically conduct an assessment of the actual number of equity awards that have been forfeited to date as well as those expected to be forfeited in the future. We consider many factors when estimating expected forfeitures, including the type of award, the employee class and historical experience. The estimate of stock awards that will ultimately be forfeited requires significant judgment and to the extent that actual results or updated estimates differ from our current estimates, such amounts will be recorded as a cumulative adjustment in the period such estimates are revised.

NEW ACCOUNTING PRONOUNCEMENTS

For a discussion of new accounting pronouncements, see Note 2 -- Significant Accounting Policies, in the notes to financial statements.

OPERATING METRICS

Gross travel bookings represent the total dollar value of transactions booked for both agency and merchant transactions, recorded at the time of booking reflecting the total price due for travel, including taxes, fees and other charges, and are generally not reduced for cancellations and refunds. The term "gross travel bookings" is a "non-GAAP financial measure", as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The measure of "gross travel bookings" is in no way derived from the financial statements. Revenue recorded in the Company's financial statements represents a percentage of commissions or ticketing fees paid by travel suppliers on travel bookings, membership services revenue and override commissions from travel suppliers. The Company believes that the measure "gross travel bookings" is useful for investors to evaluate the Company's future ongoing performance because they enable a more meaningful comparison of the activity levels of the Company's travel agent network with its historical results from prior periods.

RESULTS OF OPERATIONS

Please refer to the financial statements, which are a part of this report, for further information regarding the results of operations of the Company.


Results of Operations for the Three Months ended March 31, 2007 to the Three Months Ended March 31, 2006

GROSS TRAVEL BOOKINGS

Gross travel bookings for the three months ended March 31, 2007 increased to $24,216,139 compared to $18,036,630 for the three months ended March 31, 2006. As described below, the Company received $2,472,733 and $2,182,672 of revenues for the three months ended March 31, 2007, and March 31, 2006, from such bookings.

REVENUE

Revenues for the three months ended March 31, 2007 increased to $2,472,733 compared to $2,182,672 for the three months ended March 31, 2006.

SELLING AND MARKETING

Selling and marketing expenses relate to direct advertising and distribution expense, including traffic generation from Internet, search engine, private label and affiliate programs. The remainder of the expense relates to personnel costs, including staffing in our Agent Support Services and Preferred Supplier Relations to enhance supplier commission levels.

Marketing and sales expenses for the three months ended March 31, 2007 were $2,203,781 compared to $1,480,238 for the three months ended March 31, 2006. The increase of $723,543 was primarily due to the increased payments to our travel agents as a result of their increased sales levels. Selling and marketing expenses relate to travel agent commissions, direct advertising and distribution expense, including traffic generation from Internet, search engines, private label and affiliate programs.

GENERAL AND ADMINISTRATIVE

General and Administrative expenses for the three months ended March 31, 2007 decreased to $682,485 from $1,128,422 for the three months ended March 31, 2006. The decrease was primarily due to reductions in compensation, professional fees, telephone and travel expenses. We expect absolute amounts spent on corporate personnel and professional service to increase over time as we develop new business units requiring additional headcount and continue incurring incremental costs associated with being a public company.

TECHNOLOGY AND CONTENT

Technology and content expense includes product development expenses such as payroll and related expenses and depreciation of technology infrastructure, travel agent intranets, travel agent website, and consumer and social networking site development costs. In 2006, we moved our software development to an India-based operation with our own employees. We employ web developers and designers in Kuala Lumpur, Pakistan, India and Spain. We also began outsourcing the development of certain large scale projects in China including the development of our consumer travel social networking site, Travelstar.com.

Technology and content expenses for the three months ended March 31, 2007 were $24,815. Given the increasing complexity of our business, geographic expansion, increased supplier integration, service-oriented architecture improvements and other initiatives, we expect absolute amounts spent in technology and content to increase over time. The Company recently hired a Chief Technology Officer.

ACCRUED LIABILITY RELATED TO WARRANTS AND STOCK PURCHASE RIGHTS

The Company accounts for freestanding derivative financial instruments potentially settled in its own common stock under Emerging Issues Task Force ("EITF") Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock." As the Company potentially did not have, as of March 31, 2007, sufficient authorized shares available to settle its open stock-based contracts, the initial fair value of the applicable contracts (consisting primarily of non-employee stock warrants and rights to purchase common stock) (see Note 5) has been classified as "accrued liability related to warrants and stock purchase rights" on the accompanying balance sheet and measured subsequently at fair value (based on a Black-Scholes computation), with gains and losses included in the statement of operations. The accrued liability has a balance of $6,378,587 as of March 31, 2007.

Net other income for the three months ended March 31, 2007 was $1,455,888 compared to an expense of $940,502 in three months ended March 31, 2006. This change was primarily due to a reduction in the Accrued Liability Related to Warrants and Stock Purchase Rights.

The Company left development stage as of January 1, 2005 when it started to make substantially more sales.

PROFITABILITY/LOSS

Net income for the three months ended March 31, 2007 was $1,017,540 compared to a net loss of $1,423,575 for the three months ended March 31, 2006.

The increase in net income was due to a reduction in the provision of the accrued liability related to warrants and stock purchase rights. The Company's operating loss for the three months ended March 31, 2007 was $438,348 compared to an operating loss of $483,079 for the three months ended March 31, 2006.

Our business continues to be dominated by complex leisure travel. Commission revenue for these types of bookings is paid to the Company by travel suppliers, typically upon completion of the travel. Because the average time lag between booking travel and receiving the commission is approximately six months, we determined it prudent to recognize a reserve against revenue for the possibility of cancellations or other factors. Therefore, we recognized a reserve equal to 15% of the gross commission generated for the three months ended March 31, 2007. The Company will be monitoring receivables and adjusting the reserve levels on a regular basis, as required.

Results of Operations for the Year Ended December 31, 2006 Compared to the Year Ended December 31, 2005

GROSS TRAVEL BOOKINGS

Gross travel bookings for the year ended December 31, 2006 increased 316% to $65,594,000 compared to $15,750,000 for the year ended December 31, 2005. As described below, the Company received $6,933,000 and $1,943,000 of revenues for the years ended December 31, 2006, and December 31, 2005, from such bookings.

REVENUE

Revenues for the year ended December 31, 2006 increased 257% to $6,933,000 compared to $1,943,000 for the year ended December 31, 2005.

The increase in both gross travel bookings and revenues are due to continued substantial growth of our travel agent network and higher preferred supplier commission levels.

SELLING AND MARKETING

Selling and marketing expenses relate to direct advertising and distribution expense, including traffic generation from Internet, search engines, private label and affiliate programs. The remainder of the expense relates to personnel costs, including staffing in our Agent Support Services and Preferred Supplier Relations to enhance supplier commission levels.

Marketing and sales expenses for the year ended December 31, 2006 were $5,466,958 compared to $1,853,353 for the year ended December 31, 2005. The increase of $3,613,605 was primarily due to the increased payments to our travel agents as a result of their increased sales levels. Selling and marketing expenses relate to travel agent commissions, direct advertising and distribution expense, including traffic generation from Internet, search engines, private label and affiliate programs. The remainder of the expense relates to personnel costs, including staffing in our agent support services and preferred supplier relations.

GENERAL AND ADMINISTRATIVE

General and Administrative expenses for the year ended December 31, 2006 increased to $4,119,326 from $3,687,826 for the year ended December 31, 2005. The increase was primarily due to $267,936 in option expense associated with the adoption of FAS 123R. We expect absolute amounts spent on corporate personnel and professional service to increase over time as we develop new business units requiring additional headcount and continue incurring incremental costs associated with being a public company.

TECHNOLOGY AND CONTENT

Technology and content expense includes product development expenses such as payroll and related expenses and depreciation of technology infrastructure, travel agent intranets, travel agent website, and consumer and social networking site development costs. In 2006, moved our software development to an India-based operation with our own employees. We employ web developers and designers in Kuala Lumpur, Pakistan, India and Spain. We also began outsourcing the development of certain large scale projects to China including the development of our consumer travel comparison marketplace, VacationCompare.com and our group travel social networking site, Travelstar.com.

Technology and content expenses for the year ended December 31, 2006 were $198,621. Given the increasing complexity of our business, geographic expansion, increased supplier integration, service-oriented architecture improvements and other initiatives, we expect absolute amounts spent in technology and content to increase over time.

ACCRUED LIABILITY RELATED TO WARRANTS AND STOCK PURCHASE RIGHTS


The Company accounts for freestanding derivative financial instruments potentially settled in its own common stock under Emerging Issues Task Force ("EITF") Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock." As the Company potentially did not have, as of December 31, 2006, sufficient authorized shares available to settle its open stock-based contracts, the initial fair value of the applicable contracts (consisting primarily of non-employee stock warrants and rights to purchase common stock- (see Note 5) has been classified as "accrued liability related to warrants and stock purchase rights" on the accompanying balance sheet and measured subsequently at fair value (based on a Black-Scholes computation), with gains and losses included in the statement of operations. The factors used for the year ended December 31, 2006 were the option exercise price of $0.50 to $1.15 per share, a 2 year life of the options, volatility measure of 85%, a dividend rate of 0% and a risk free interest rate ranging from 4.28% to 4.95% for 2006. We excluded any outstanding stock options from the calculation of our derivative liability because of the guidance provided in FSP FAS 123(R)-1-"Classification and Measurement of Freestanding Financial Instruments Originally Issued in Exchange for Employee Services under FASB Statement 123(R)". This FSP states that "a freestanding financial instrument issued to any employee in exchange for past or future employee employee services that is subject to Statement 123(R) or was subject to Statement 123(R) throughout the life of the instrument". All of the options granted during 2006 were issued to employees as compensation for their services as employees. The accrued liability has a balance of $7,801,193 at December 31, 2006.


Net other income for the year ended December 31, 2006 was $5,312 compared to an expense of $9,641 in the year ended December 31, 2005. This change was primarily due to the elimination of interest expense as the loans from two officers were repaid.

The Company left development stage as of January 1, 2005 when it started to make substantially more sales.

PROFITABILITY/LOSS

Net loss for the year ended December 31, 2006 was $10,648,509 compared to a net loss of $3,885,479 for the year ended December 31, 2005.

The increase in net loss was primarily due to the provision of the accrued liability of $7,801,193 related to warrants and stock purchase rights. The Company's operating loss for the year ended December 31, 2006 was $2,852,628 Compared to an operating loss of $3,875,838 for the year ended December 31, 2005.

Our business continues to be dominated by complex leisure travel. Commission revenue for these types of bookings is paid to the company by travel suppliers, typically upon completion of the travel. Because the average time lag between booking travel and receiving the commission is approximately six months, we determined it prudent to recognize a reserve against revenues for the possibility of cancellations or other factors. Therefore, we recognized a reserve equal to 25% of the gross commissions generated for the year ended December 31, 2006. The company will be monitoring receivables and adjusting the reserve levels on a regular basis, as required.

LIQUIDITY AND CAPITAL RESOURCES

The Company's cash balance increased to $2,515,208 at March 31, 2007 as compared to $2,102,861 at December 31, 2006. The Company has recovered cash from trade accounts receivable. During the three months ended March 31, 2007 the Company issued $86,969 in shares for services, valued based on the closing stock price on the day the shares were issued.

FULL YEAR 2006 HIGHLIGHTS:

o Travelstar's Block Group Cruise Space program grew to over 25,000 cabins across 12 major cruise lines. Travelstar travel agents and clients can take advantage of inventories, favorable pricing, availability and amenities that may not be available through other sales channels.

o Travelstar's gross bookings surpassed $65 million. High-revenue margin cruises and vacation packages represent 90% of the Company's sales with a large portion of the growth coming from its group and incentive travel division.

o Travelstar signed a distribution agreement with Amadeus, a global leader in technology and distribution solutions for the travel and tourism industry. The relationship provides Travelstar's network of travel agency partners and clients with access to more than 95% of the world's scheduled airline seats; 56,700 hotel properties; 42 car rental companies and other provider groups including cruise, ferry, rail, insurance and tour operators.

o Travelstar listed as "Host with The Most" by James Shillinglaw,
Editor-in-Chief of leading travel industry trade, Agent @ Home Magazine.

o Travelstar recognized as a Carnival Cruise Lines National Account, Celebrity and Royal Caribbean International Key Account; a Regent Seven Seas Cruises Top account; a Cunard Inner Circle Agency; a Princess I-Excel Agency. These preferred supplier relationships give Travelstar access to top account commission levels and special promotions.

o Travelstar recognized for its sales performance and inducted into Norwegian Cruise Line's Captain's Club Agency program. Benefits of the expanded relationship include top account commission levels and special promotions.

o Travelstar signed an agreement with Holland America Line offering the Company top account commission levels and special promotions. Travelstar's relationship with the cruise line continues under the banner of a Holland America Centurion Agency.

o Travelstar rewarded with an increase in commission levels and special promotions by Oceania Cruises. Travelstar is one of Oceania's valued travel agency partners and is considered a top producer.

o Travelstar achieved exclusive Club 500 status with Funjet Vacations based on sales production through the Company's network of professional sellers of travel. Funjet Vacation is the flagship brand of the Mark Travel Corporation.

o Travelstar formed a strategic partnership with Bedsonline to promote the company's 20,000 plus hotel and accommodation types. The program includes national account commission levels, automation and marketing initiatives.

o Travelstar attains Crystal Apple status, the highest level with Apple
Vacations.

o Travelstar receives Star Award from Sandals for 2006 production levels.

o Travelstar recognized by Travel Impressions, a wholly owned subsidiary of American Express, as "Best of the Best" travel agency partner.

o Travelstar acknowledged as "Top 200" travel agencies by Classic Vacations, a subsidiary of Expedia, Inc.

o Travelstar recognized as a Premiere Agency Partner by The Globus family of brands

                             DESCRIPTION OF PROPERTY

We maintain our corporate offices in Aliso Viejo, California. We occupy approximately 6,135 square feet pursuant to the lease agreement entered on February 15, 2005. We pay $1.80 per square foot for the first 0-12 months, full service gross; $1.85 per square foot, full service gross for the next 13-24 months, and $1.90 per square, full service gross for the next 25-36 months. The lease agreement is for a term of 36 months with an option to extend for a period of three years.

Rental expense for this location was $266,462 and $120,399 for the years ended December 31, 2006 and 2005, respectively.

We also occupy approximately 2,884 square feet (Net Rentable Area) pursuant to the lease agreement entered on October 15, 2005. The premises are located in Aventura, Florida. We agreed to pay annually an amount equal to $29.00 times the Net Rentable Area of the premises for the first 0-12 months. For the next 13-24 months, we agreed to pay annually an amount equal to $30.00 times the Net Rentable Area of the premises. For the months 25-36, we agreed to pay the amount of $31.00 times the Net Rentable Area of the premises. The lease agreement is for a term of 36 months.

We believe that our existing facilities are adequate to meet our current needs and that suitable additional or alternative space will be available in the future on commercially reasonable terms, although we have no assurance that future terms would be as favorable as our current terms.

                                LEGAL PROCEEDINGS

We are not a party to any material legal proceedings.

                                   MANAGEMENT

Directors and Executive Officers

Our executive officers and directors and their respective ages and positions as of June 12, 2007 are as follows:

        Name              Age                Position
  -------------------   --------- ----------------------------------------------

  William M. Alverson      42     Chief Executive Officer and Director
  Katharine West           37     Executive Vice President and Director
  Jerry Galant             67     Chief Financial Officer
  William Fawcett          52     Director


The term of office of each director of our company ends at the next annual meeting of our stockholders or when such director's successor is elected and qualifies. No date for the annual meeting of stockholders is specified in our bylaws or has been fixed by the Board of Directors. Pursuant to our bylaws, the date of the annual meeting is to be determined by the current Board of Directors.

The following information sets forth the backgrounds and business experience of the directors, executive officers and key employees:

William M. Alverson, Chief Executive Officer, Chief Financial Officer and Director. Mr. Alverson has been an officer and director of our company since our inception. Mr. Alverson has spent the last fifteen years working in the financial and travel services industries. He began his career as a financial advisor at American Express. He also served as Chairman and Chief Executive Officer at a financial services firm where he guided private companies through their first rounds of financing and public listings. In 1995, Mr. Alverson founded and served as Chairman and CEO of a travel services company with independent contractors. Under his leadership, that company grew from seven to 220 employees handling the back office support to over 44,000 travel agents nationwide. Since then he has been active in financing and consulting to both private and public companies including Baby Genius, Inc. and FreeRealTime.com. He is married to Katherine West, the co-founder of the Company.

Katherine West, Executive Vice President and Director. West has been an officer and director of our company since our inception. Mrs. West supervises the Vice President of Agent Services and Vice President of Travel Services. Additionally, she is responsible for the day to day management and supervision of customer service, human resources, accounting, budget, payroll and contracts. Mrs. West began her management career in the travel industry in 1989 with Thrifty Car Rental where she was responsible for the franchise's operations, reporting, forecasting, and accounting & tax preparation. From 1992 to 1996 she held the position of Senior Account Executive with Metromedia Communications, Inc. During her career with the telecom giant, she consistently exceeded revenue targets with a primary focus on small to mid-sized businesses and trade associations. She is married to William M. Alverson, our founder, Chief Executive Officer, Chief Financial Officer and Director.

Jerry Galant, Chief Financial Officer, joined the company in March 2007. Mr. Galant is a financial executive with over 30 years of experience. From January 2005, through December 2006, Mr. Galant was a CFO of HomeAway.com, the leading vacation rental listing site. From July 2002 until December 2004, Mr. Galant was a Director of Research for Huberman Financial. From October 2001 until June 2002, Mr. Galant served as the CFO of Travelhero.com, an online site specializing in hotel reservations. Mr. Galant is a graduate of University of Pennsylavania in Economics (B.A., 1971) and Harvard University (M.B.A. 1975).


William Fawcett, was appointed by the Board of Directors as the director of our company in November, 2004. Mr. Fawcett has an MBA from Harvard Business School, is a graduate of Loyola Law School and also graduated with honors from Boston College. Mr. Fawcett is on the Dean's Graduate School Advisory Board for Concordia University and is a professor for Concordia's Master of Business Administration (MBA) Entrepreneurial program. In addition to being an outside Director for Travelstar, he also serves on the Board of Directors of Case Post, Inc. Fawcett has been the recipient of the Jordan Whitney Award for Infomercial Excellence, the Aurora Award for the Best Infomercial in 1997, Two Clios for production of direct-response TV commercials, a Cannes Film Award for Best Sports Documentary and a Spanish Infomercial Telemundo Award Best in Class.


Board Committees

We do not currently have standing audit, nominating or compensation committees of the Board of Directors, or committees performing similar functions.

Code of Business Conduct and Ethics


Our code of business conduct and ethics, as approved by our board of directors, is annexed as Exhibit 14.1 to our 10KSB filed with the SEC on April 14, 2004. It is also available on our website at www.travelstar.com.


Director Compensation

Directors that are non-officers of our company do not receive a cash retainer annually nor do they receive any remuneration for attendance at a board meeting, other than reimbursement for travel expenses.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission, or the SEC. These officers, directors and stockholders are required by SEC regulations to furnish us with copies of all such reports that they file.

Based solely upon a review of copies of such reports furnished to us during the fiscal year ended December 31, 2005 and thereafter, or any written representations received by us from reporting persons that no other reports were required, we believe to the best of our knowledge, that, during our fiscal 2005, all Section 16(a) filing requirements applicable to our reporting persons were met, however, some of the filings may have been filed late.

                             EXECUTIVE COMPENSATION

The following table sets forth a summary of the compensation paid or accrued for the three fiscal years ended December 31, 2006 to or for the benefit of our Chief Executive Officer and our four most highly compensated executive officers and employees whose total annual salary and bonus compensation exceeded $100,000.

Summary Compensation Table

   -------------- -------- ----------- ---------- ---------- ---- -------------- ----------------- -------- -----------
   Name &         Year     Salary ($)  Bonus ($) Stock     Option  Non-Equity     Change in         All      Total ($)
   Principal                                     Awards($) Awards  Incentive      Pension Value     Other
   Position                                                 ($)    Plan           and               Compensation
                                                                   Compensation   Non-Qualified     ($)
                                                                   ($)            Deferred
                                                                                  Compensation
                                                                                  Earnings ($)
   -------------- -------- ----------- ---------- ---------- ---- -------------- ----------------- -------- -----------

   William M.     2006     180,000     --         138,000    N/A       N/A            N/A             N/A      318,000
   Alverson
   Chief
   Executive                                      (1)
   Officer,
   President
   and Director
   -------------- -------- ----------- ---------- ---------- ---- -------------- ----------------- -------- -----------

                  2005     180,000     --         220,000    N/A       N/A            N/A             N/A      400,000


                                                  (2)
   -------------- -------- ----------- ---------- ---------- ---- -------------- ----------------- -------- -----------

                  2004     180,000     --         60,000     N/A       N/A            N/A             N/A      240,000


                                                  (2)
   -------------- -------- ----------- ---------- ---------- ---- -------------- ----------------- -------- -----------

   Katherine      2006     144,000     --         57,500     N/A       N/A            N/A             N/A      201,500
   West,
   Executive
   Vice                                           (1)
   President
   and Director
   -------------- -------- ----------- ---------- ---------- ---- -------------- ----------------- -------- -----------

                  2005     120,000     --         110,000    N/A       N/A            N/A             N/A      230,000


                                                  (1)
   -------------- -------- ----------- ---------- ---------- ---- -------------- ----------------- -------- -----------

                  2004     $88,500     --         30,000     N/A       N/A            N/A             N/A      118,500
                                                  (2)
   -------------- -------- ----------- ---------- ---------- ---- -------------- ----------------- -------- -----------

(1) On December 13, 2005, our Board of Directors authorized 1,000,000 shares of common stock to be issued to Mr. Alverson and 500,000 shares of common stock to be issued to Ms. West for services rendered in fiscal year ended December 31, 2005 valued at $220,000 and $110,000, respectively pursuant to our 2003 Equity Compensation Plan. Pursuant to an Employment Agreement dated December 13, 2005, our Board of Directors authorized 600,000 shares of common stock to be issued to Mr. Alverson and 250,000 shares of common stock to be issued to Ms. West for services rendered in fiscal year ended December 31, 2006 valued at $138,000 and $57,500, respectively pursuant to our 2003 Equity Compensation Plan.

(2) On August 27, 2004, we authorized 100,000 shares of common stock to be issued to Mr. Alverson and 50,000 shares of common stock to be issued to Ms. West for services rendered in fiscal year ended December 31, 2004 valued at $60,000 and $30,000, respectively.

Outstanding Equity Awards at Fiscal Year-End Table

---------------------------------------------------------------------- ----------------------------------
                   Option Awards Stock Awards

------------- ------------- ----------   -------- --------- ------------ ------ ------- --------- ---------
Name          Number        Number        Equity   Option    Option       Number Market  Equity    Equity
              of            of            IncentiveExercise  Expiration   of     Value   Incentive Incentive
              Securities    Securities    Plan     Price     Date         Shares of      Plan      Plan
              Underlying    Underlying    Awards:  ($)                    or     Shares  Awards:   Awards:
              Unexercised   Unexercised   Number                          Units  or      Number    Market
              Options       Options       of                              of     Units   of        or
              (#)           (#)           Securities                      Stock  of      Unearned  Payout
              Exercisable   Unexercisab   Underlying                      That   Stock   Shares,   Value
                                          Unexercised                     Have   That    Units     of
                                          Unearned                        Not    Have    or        Unearned
                                          Options                         Vested Not     Other     Shares,
                                          (#)                             (#)    Vested  Rights    Units
                                                                          ($)    That    or
                                                                                 Have    Other
                                                                                 Not     Rights
                                                                                 Vested  That
                                                                                 (#)     Have
                                                                                         Not
                                                                                         Vested
                                                                                         ($)

------------- ------------- ---------- -------- --------- ------------ ------ ------- --------- ---------
William       100,000       N/A        N/A      0.66      8/27/09        N/A     N/A     N/A       N/A
Alverson
------------- ------------- ---------- -------- --------- ------------ ------ ------- --------- ---------
William       800,000       1,200,000  N/A      0.50      400,000        N/A     N/A     N/A       N/A
Alverson                                                  annually
                                                          commencing
                                                          12/15/10
------------- ------------- ---------- -------- --------- ------------ ------ ------- --------- ---------
Katherine     50,000        N/A        N/A      0.66      8/27/09        N/A     N/A     N/A       N/A
West
------------- ------------- ---------- -------- --------- ------------ ------ ------- --------- ---------
Katherine     500,000       750,000    N/A      0.66      400,000        N/A     N/A     N/A       N/A
West                                                      annually
                                                          commencing
                                                          12/15/10
------------- ------------- ---------- -------- --------- ------------ ------ ------- --------- ---------


Director Compensation

There was no additional compensation awarded to directors in the last three fiscal years, other than that disclosed in the summary table.

Employment Agreements

The new employment agreement with our Chief Executive Officer, William M. Alverson, became effective December 15, 2005. Our Board of Directors approved the major terms of the employment agreement which includes an annual salary of $180,000 for Mr. Alverson and the issuance of 600,000 shares of common stock and an option to purchase 400,000 shares of our common stock. The Company has not yet finalized the new employment agreement with Katherine T. West, our Executive Officer. The Company's Board of Directors has approved the major terms of such employment agreement with Ms. West which includes an annual salary of $144,000, the issuance of 250,000 shares of common stock and an option to purchase 250,000 shares of our common stock. None of the above shares or options have been issued yet.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company had an unsecured loan dated December 15, 2004, payable to William M. Alverson, its Chief Executive Officer in the amount of $259,834, due on demand with interest at 6%.

In March, 2005, Katherine T. West, the Company's director and Executive Vice President loaned the Company an amount equal to $105,997.

During the year ended December 31, 2005 both of the above loans and accrued interest, totaling $371,000 were converted to 1,059,999 shares of common stock. The conversion price of $0.35 per share was based on the same terms of a private placement sold to institutional and accredited investors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth information regarding the beneficial ownership of our common stock as of June 12, 2007 by:


o each person known by us to be the beneficial owner of more than 5% of our Common Stock;

o each of our directors; o each of our executive officers; and

o our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power. Under SEC rules, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined. Each beneficial owner's percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the beneficially-owned shares underlying options, warrants or other convertible securities included in that person's holdings, but not those underlying shares held by any other person.

Unless indicated otherwise, the address for each person named is c/o Travelstar, Inc., 95 Argonaut St., First Floor, Aliso Viejo, CA 92656.

                                            Number of         Percentage of
                                             Shares              Class
                                          Beneficially        Beneficially
                                         Owned Prior to       Owned Prior
              Name                         Offering           to Offering
      -----------------------           ---------------     ----------------
      William M. Alverson                  15,182,328 (1)(3)      32%

      Katharine T. West                    15,182,328 (2)(3)      32%

     Jerry Galant                                   0              0%

      Kyaw Myint J.                         9,376,957             19%

      William Fawcett                               0             --

      All current directors and named
 =     officers as a group (2 in all)      15,182,328             32%


(1) Includes 2,757,510 shares of common stock held by Katherine T. West with respect to which shares Mr. Alverson, her husband, disclaims beneficial ownership.

(2) Includes 12,424,818 shares of common stock held by William Alverson with respect to which shares Ms. West, his wife, disclaims beneficial ownership.

(3) Does not include a total of 850,000 shares of common stock authorized to be issued to Mr. Alverson (600,000 shares) and Ms. West (250,000 shares) for services rendered in fiscal year 2006. The shares are considered subscribed and not issued at June 12, 2007.

The Company had 49,137,443 shares of common stock issued and outstanding as of June 12, 2007. The Company had approximately 144 shareholders as of June 12, 2007.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

The following description of our capital stock and provisions of our articles of incorporation and bylaws, each as amended, is only a summary. You should also refer to the copies of our articles of incorporation and bylaws which are included as exhibits to our Report on 10-KSB for the fiscal year ended December 31, 2004.


We are authorized to issue up to 200,000,000 shares of common stock, no par value per share. As of June 12, 2007, there were 49,137,143 shares of common stock outstanding. We are authorized to issue up to 10,000,000 shares of preferred stock, no par value per share, of which none were outstanding as of June 12, 2007.


Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the board of directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further stockholder approval.

Preferred Stock

Our board of directors is authorized without further stockholder approval, to issue from time to time up to a total of 10,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, term of redemption, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of these series without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our management without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. Currently, there are no shares of preferred stock outstanding and we have no present plans to issue any shares of preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Integrity Stock Transfer, 2920 North Green Valley Parkway, Building 5, Suite 527, Henderson, Nevada 89014.

           DISCLOSURE OF COMMISSION'S POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Section 204 of the California General Corporation Law permits a corporation to include in its Articles of Incorporation provisions eliminating or limiting the personal liability of directors for monetary damages in an action brought by or in the right of the corporation for breach of a director's fiduciary duties, subject to certain limitations. Section 317 of the California General Corporation Law requires a corporation to indemnify its directors and other agents to the extent they incur expenses in successfully defending lawsuits brought against them by reason of their status as directors or agents. Section 317 also permits a corporation to indemnify its directors and other agents to a greater extent than specifically required by law.

Our Articles of Incorporation, as amended, eliminate the personal liability of directors of the Company for monetary damages to the fullest extent permissible under California law. Our Bylaws require that the Company, to the maximum extent permitted by California law, indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact such person is or was an agent of Travelstar. The term "agent" includes any person who (i) is or was a director, officer, employee or other agent of Travelstar; (ii) is or was serving at the request of Travelstar, as a director, officer, employee or agent of another business entity; or (iii) was a director, officer, employee or agent of a corporation which was a predecessor corporation of Travelstar or of another enterprise at the request of such predecessor corporation.

The effect of these provisions in our Articles of Incorporation and Bylaws is to eliminate our ability and that of our shareholders (through shareholder derivative suits) to recover monetary damages against a director except as limited by California law. These provisions do not limit or eliminate the rights of Travelstar or those of any shareholder to seek non-monetary relief. In any proceeding arising by reason of the fact a person is or was an agent of Travelstar, the agent will be indemnified if he or she acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. There can be no indemnification with respect to any matter as to which the agent is adjudged to be liable to Travelstar, unless and only to the extent that the court in which such proceeding was brought determines upon application that, in view of all of the circumstances of the case, the agent is fairly and reasonably entitled to indemnity for expenses as the court shall deem proper.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Travelstar pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

The validity of the common stock has been passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS


Our December 31, 2006 and 2005 financial statements included in the Prospectus have been audited by Mendoza Berger & Company, LLP, a limited liability partnership of certified public accountants to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Travelstar, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.



We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E. Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E. Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                                  JOYSTAR, INC.



                          INDEX TO FINANCIAL STATEMENTS

Joystar, Inc. - Three Months Ended March 31, 2007 and March 31, 2006

Balance Sheet....................................................... F-2
Statements of Operations............................................ F-3
Statement of Stockholders' Equity (deficit)......................... F-4
Statements of Cash Flows............................................ F-5
Notes to Financial Statements....................................... F-6 - F-16





Years Ended December 31, 2006 and December 31, 2005

Balance Sheet....................................................... F-17
Statements of Operations............................................ F-18
Statement of Stockholders' Equity (deficit)......................... F-19
Statements of Cash Flows............................................ F-20
Notes to Financial Statements....................................... F-21- F-30

JOYSTAR, INC.
BALANCE SHEETS

                                                   March 31,     December 31,
                                                     2007            2006
                                                 ------------    ------------
ASSETS

Current assets
Cash and cash equivalents                        $  2,515,208    $  2,102,861
Accounts receivable                                 3,479,592       2,701,253
Prepaid expenses                                       76,757          76,757
                                                 ------------    ------------

Total current assets                             $  6,071,557    $  4,880,871

Property and equipment, net                           386,651         267,036

Intangible assets, net of amortization                 49,605          50,525
Other assets                                           18,970          18,970
                                                 ------------    ------------

Total assets                                     $  6,526,783    $  5,217,402
                                                 ============    ============


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities

Accounts payable                                 $  2,799,678    $  1,743,324
Deferred Merchant Bookings                            381,143            --
Accrued salaries                                       81,205          75,770
Accrued expenses                                      128,865         128,865
Accrued liabilities                                   653,785         534,491
Accrued rent                                           35,125          34,825
Loans from shareholders                                   472             472
Accrued liability related
to warrants and stock purchase rights               6,378,587       7,801,193
                                                 ------------    ------------

Total current liabilities                          10,458,860      10,318,940
                                                 ------------    ------------

Commitments                                              --              --

Stockholders' equity

Preferred stock, no par value, 10,000,000
shares authorized; none issued                           --              --

Common stock, no par value, 50,000,000
shares authorized;
48,933,404 and 48,772,430 shares issued
and outstanding at March 31, 2007
and December 31, 2006 respectively                 14,170,780      14,071,359

Stock issued for deferred compensation                (70,000)       (122,500)

Stock subscribed not issued, 356,000 shares at
March 31, 2007 and December 31, 2006                  313,501         313,501
Accumulated (deficit)                             (18,346,358)    (19,363,898)
                                                 ------------    ------------

Total stockholders' equity (deficit)               (3,932,077)     (5,101,538)
                                                 ------------    ------------

Total liabilities and stockholders' equity       $  6,526,783    $  5,217,402
                                                 ============    ============

   The accompanying notes are an integral part of these financial statements

 JOYSTAR, INC.
 STATEMENTS OF OPERATIONS

                                                For the Three Months ended
                                                March 31,         March 31,
                                                  2007              2006
                                              ------------      ------------

 Revenue                                      $  2,472,733      $  2,182,672

 Operating Expenses:
 Selling and marketing                           2,203,781         1,480,238
 General and administrative                        682,485         1,128,422
 Technology                                         24,815            57,091
                                              ------------      ------------

 Total operating expenses                        2,911,081         2,665,751
                                              ------------      ------------

 Operating loss                                   (438,348)         (483,079)
                                              ------------      ------------

 Other income/(expense)
 Interest Income                                    18,624                --
 Gain/(Loss)on fair value of warrants
 and stock purchase rights                       1,437,264          (940,502)
                                              ------------      ------------
 Other income/(expense)                          1,455,888          (940,502)
                                              ------------      ------------
 Income/(Loss) before income taxes               1,017,540        (1,423,581)
 Income tax provision                                   --                --
                                              ------------      ------------
 Net Income/(loss)                            $  1,017,540      $ (1,423,581)
                                              ============      ============

 Net Income/(Loss) per share

 Basic                                        $       0.02      $      (0.04)
 Diluted                                      $       0.02      $      (0.04)
                                              ============      ============
 Weighted average number of
 common shares-
 Basic                                          48,873,505        37,781,741
 Diluted                                        55,107,387        37,781,741
                                              ============      ============

    The accompanying notes are an integral part of these financial statements

JOYSTAR, INC.
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) For the Three Months ended
March 31, 2007

                                             COMMON STOCK
                                                                   Stock issued       Stock                           Total
                                                                       for          Subscribed                    Stockholders'
                                       Number of                     Deferred          not         Accumulated      Equity
                                        Shares         Amount      Compensation       Issued       (Deficit)       (Deficit)
                                     ------------   ------------   ------------    ------------   ------------    ------------

Balance December 31, 2006              48,772,430   $ 14,071,359   $   (122,500)   $    313,501   $(19,363,898)   $ (5,101,538)
Deferred Compensation Earned                   --             --         52,500              --             --          52,500
Stock Issued for Cash                          --            200             --              --             --             200
Stock Issued for Services                 160,974         86,969             --              --             --          86,969
Share based compensation                       --         12,252             --              --             --          12,252
Net Income                                     --             --             --              --      1,017,540       1,017,540

Balance March 31, 2007 (Unaudited)     48,933,404   $ 14,170,780   $    (70,000)   $    313,501   $(18,346,358)   $ (3,932,077)
                                     ============   ============   ============    ============   ============    ============

   The accompanying notes are an integral part of these financial statements.

JOYSTAR, INC.
STATEMENTS OF CASH FLOW
                                                                         For the three months ended
                                                                          March 31,      March 31,
                                                                            2007           2006
                                                                         -----------    -----------
Cash flows from operating activities
Net Income/ (loss)                                                       $ 1,017,540    $(1,423,575)

Adjustments to reconcile net loss to net cash used in operating activities

Depreciation and amortization                                                 19,885         11,049
Share based compensation                                                      12,252        161,582
Stock issued for services                                                     86,969        155,401
Stock issued for interest
Non-cash expense                                                                --              102
Changes in assets and liabilities
Increase in prepaid expenses                                                    --          (27,500)
Increase in receivables                                                     (778,339)      (732,867)
Increase in accounts payable                                               1,056,354       (173,567)
Increase in deferred merchant bookings                                       381,143           --
Increase in accrued salaries/rent and payroll taxes                          125,029        204,306

Increase/(Decrease) in accrued liability relating                         (1,422,606)       940,502
to warrants and other stock purchase rights
                                                                         -----------    -----------
Net cash used by operations                                                  498,227       (884,567)
                                                                         -----------    -----------

Cash flows from investing activities
Acquisition of property and equipment                                       (138,580)       (54,363)
                                                                         -----------    -----------

Net cash used by investing activities                                       (138,580)       (54,363)

Cash flows from financing activities
Loans from shareholders                                                         --             --
Issuance of common stock for cash                                                200      1,749,102
Stock subscribed but not issued                                                 --             --
                                                                         -----------    -----------

Net cash provided by financing activities                                        200      1,749,102
                                                                         -----------    -----------
Non-cash add-in
Stock issued for deferred compensation                                        52,500
Increase(Decrease) in cash                                                   412,347
                                                                                            810,172
Cash at the beginning of the period                                        2,102,861
                                                                                            218,948
                                                                         -----------    -----------
Cash at the end of the period                                            $ 2,515,208    $ 1,029,120
                                                                         ===========    ===========

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

Issuance of stock for services                                           $    86,969    $   155,401
Shares issued for deferred compensation                                  $    52,500    $        --
Subscribed shares issued                                                 $        --    $   300,000
Share based compensation                                                 $    12,252    $   161,582


   The accompanying notes are an integral part of these financial statements

                                  JOYSTAR, INC.

                          NOTES TO FINANCIAL STATEMENTS
          FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND MARCH 31, 2006



NOTE 1 -- ORGANIZATION

DESCRIPTION OF BUSINESS

Joystar, Inc. (a California corporation) specializes in selling complex travel products including cruises, vacation packages and group travel through its national sales force of independent travel agents and independent travel agencies in the United States. These travel products and services are offered both online and offline through a diversified portfolio of brands including:
Joystar-branded travel websites, private label websites, and VacationCompare.com. We refer to Joystar, Inc. and its brands collectively as "Joystar," the "Company," "us," "we" and "our" in these financial statements.

All adjustments (consisting only of normal recurring adjustments) have been made which, in the opinion of management, are necessary for a fair presentation.

Results of operations for the three months ended March 31, 2007 and 2006 are not necessarily indicative of the results that may be expected for any future period. The balance sheet at December 31, 2006 was derived from audited financial statements.

Certain information and footnote disclosures, normally included in financial statements Prepared in accordance with accounting principles generally accepted in the United States of America, have been omitted. These financial statements should be read in conjunction with the audited financial statements and notes for the year ended December 31, 2006.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING ESTIMATES

We use estimates and assumptions in the preparation of our financial statements in accordance with accounting principles generally accepted in the United States ("GAAP"). Our estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of our financial statements. These estimates and assumptions also affect the reported amount of net income during any period. Our actual financial results could differ significantly from these estimates. Our significant estimates underlying our financial statements include revenue recognition, accounting for merchant payables, recoverability of long-lived and intangible assets and goodwill, income taxes, and stock-based compensation.

REVENUE RECOGNITION

We offer travel products and services through two business models: the travel agency model and the host agency model.

Under the travel agency model, we act as the agent in the transaction, passing reservations booked by the traveler to the relevant travel provider. We receive commissions or ticketing fees from the travel supplier and/or traveler. We record revenue based principally on Staff Accounting Bulletin ("SAB") No. 104 "Revenue Recognition." We recognize revenue when it is earned and realizable based on the following criteria: persuasive evidence of an arrangement exists, services have been rendered, the price is fixed or determinable and collectibility is reasonably assured.

The prevailing accounting guidance with respect to the presentation of revenue on a gross versus a net basis is contained in Emerging Issues Task Force No. 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent ("EITF 99-19")." The consensus of this literature is that the presentation of revenue as "the gross amount billed to a customer because it has earned revenue from the sale of goods or services or the net amount retained (that is, the amount billed to a customer less the amount paid to a supplier) because it has earned a commission or fee" is a matter of judgment that depends on the relevant facts and circumstances. If the conclusion drawn is that we perform as an agent or a broker without assuming the risks and rewards of ownership of goods, revenue should be reported on a net basis.

In making an evaluation of this issue, some of the factors that should be considered are: whether we are the primary obligor in the arrangement (strong indicator); whether we have general inventory risk (before customer order is placed or upon customer return) (strong indicator); and whether we have latitude in establishing price. EITF 99-19 clearly indicates that the evaluations of these factors, which at times can be contradictory, are subject to significant judgment and subjectivity.

Our travel agency revenue comes from cruise transactions, vacation package transactions, airline ticket transactions, hotel transactions as well as car rental reservations. We record travel agency revenue on a net basis when the traveler books the transaction, as we have no significant post-delivery obligations. We record an allowance for cancellations and on this revenue based on historical experience. Under our host agency model, we offer technology, marketing, and support services to a growing network of independent travel agencies.

We recognize agency revenues on hotel, cruise and car rental reservations at the earlier of notification of the amount of the commission from a commission clearinghouse or a supplier or on receipt of the commissions from an individual supplier.

The Company recognizes revenue for additional payments from travel suppliers that are commonly referred to as "overrides" or "co-op marketing dollars". Typically these payments are contingent upon the Company producing a certain threshold level of bookings or sales with these suppliers. The Company monitors agreements that it has with various suppliers.

Override commissions are recognized each period based upon our projected and actual attainment of predetermined target sales levels. Where historical financial data is not available to project the target sales levels, we record the override commission upon receipt of the commission from the supplier.

Our merchant revenues are derived from transactions where we are the merchant of record and determine the price. We have agreements with suppliers for blocks of inventory that we sell and these sales generate the majority of our total merchant revenues. We do not have purchase obligations for unsold inventory. Recognition of merchant revenue occurs on the date the traveler uses the inventory, such as the date of airline departure or hotel stay.

The Company generates membership service revenues derived from the operation of the host-agency model in which the Company provides support services to travel agents. These revenues include fee-based month-to-month non-obligatory payments, set-up fees and ongoing membership dues for members in renewal periods paid annually.

The Company receives overrides from certain travel suppliers in the form of commissions as well as co-op marketing earnings based on the Company's gross travel bookings with the supplier, recognized each period based upon the Company's actual attainment of predetermined target sales levels.

Accounting estimates are an integral part of the financial statements prepared by management and are based on management's current judgments. Those judgments are normally based on knowledge and experience about past and current events and on assumptions about future events. Commission revenue for reservations is paid to the company by the travel suppliers, typically upon completion of the travel associated with the reservation. Because the average time lag between booking date and commission payment date is approximately six months, the company recognizes a reserve against revenues for bookings that may not produce a collectible commission due to possible cancellations or other factors. For the year ended December 31, 2006 the company recognized a reserve equal to 25% of the gross commissions generated. The company will be monitoring receivables and adjusting the reserve levels on a regular basis, as required.

Our host agency revenue includes the set-up, monthly and annual renewal fees we receive from our travel agency partners and are recorded in the period we receive them.

SEASONALITY

We generally experience seasonal fluctuations in the demand for our travel products and services. For example, leisure travel bookings are generally the highest in the first quarter and gradually decline over the subsequent three quarters. The first quarter is highest due to "Wave Season", when an estimated 70% of the yearly cruise line inventory is booked. There is a gradual drop off in the second and third quarters as travelers plan and book their spring, summer and winter vacations. In the fourth quarter, the number of leisure bookings decreases significantly. We have been able to offset the quarterly decline in bookings and revenue typical to the industry through the aggressive growth of our travel agent network

OTHER

We record revenue from all other sources either upon delivery or when we provide the service.

CASH AND CASH EQUIVALENTS

Our cash and cash equivalents include cash and liquid financial instruments with original maturities of 90 days or less when purchased.

PROPERTY AND EQUIPMENT

We record property and equipment at cost, net of accumulated depreciation and amortization. We also capitalize certain costs incurred related to the development of internal use software in accordance with Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," and EITF No. 00-02, "Accounting for Website Development Costs." We capitalize costs incurred during the application development stage related to the development of internal-use software. We expense costs incurred related to the planning and post-implementation phases of development as incurred.

We compute depreciation using the straight-line method over the estimated useful lives of the assets, which range from three to five years for computer equipment and capitalized software development, and three to seven years for furniture and other equipment. We amortize leasehold improvement using the straight-line method, over the shorter of the estimated useful life of the improvement or the remaining term of the lease.

INTANGIBLE ASSET

The Company acquired a client list for $55,125 in order to promote sales. The Company believes that the client list has a minimal useful life of five years and is amortizing it over that time. If it should lose value prior to the five years the Company will write it off earlier. The amortization for the three months ended March 31, 2007 and March 31, 2006 was $920 and $920 respectively.

Management reviews, on an annual basis, the carrying value of its intangible asset in order to determine whether impairment has occurred. Impairment is based on several factors including the Company's projection of future discounted operating cash flows. If an impairment of the carrying value were to be indicated by this review, the Company would perform the second step of the impairment test in order to determine the amount of impairment, if any. There was no impairment charge during the three months ended March 31, 2007 and 2006.

INCOME TAXES

In accordance with SFAS No. 109, "Accounting for Income Taxes," we record income taxes under the liability method. Deferred tax assets and liabilities reflect the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for book and tax purposes. We determine deferred income taxes based on the differences in accounting methods and timing between financial statement and income tax reporting. Accordingly, we determine the deferred tax asset or liability for each temporary difference based on the tax rates that we expect will be in effect when we realize the underlying items of income and expense. We consider many factors when assessing the likelihood of future realization of our deferred tax assets, including our recent earnings experience by jurisdiction, expectations of future taxable income, and the carryforward periods available to us for tax reporting purposes, as well as other relevant factors. We may establish a valuation allowance to reduce deferred tax assets to the amount we expect to realize. Due to inherent complexities arising from the nature of our businesses, future changes in income tax law, tax sharing agreements or variances between our actual and anticipated operating results, we make certain judgments and estimates. Therefore, actual income taxes could vary from these estimates.

ADVERTISING EXPENSE


We incur advertising expense consisting of offline costs, including print advertising, and online advertising expense to promote our brands. We expense the production costs associated with advertisements in the period in which the advertisement first takes place. We expense the costs of communicating the advertisement as incurred each time that the advertisement is shown. We incurred advertising expenses of $122,785 and $57,201 during the three month periods ended March 31, 2007 and 2006, especitvely.


STOCK-BASED COMPENSATION

On January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123R, Share-Based Payment. Prior to January 1, 2006, the Company accounted for share-based payments under the recognition and measurement provisions of APB Opinion NO. 25, Accounting for Stock Issued to Employees, and related Interpretations, as permitted by FASB Statement No. 123, Accounting for Stock Based Compensation. In accordance with APB 25, no compensation cost was required to be recognized for options granted that had an exercise price equal to the market value of the underlying common stock on the date of grant.

The Company adopted FAS 123R using the modified prospective transition method. Under this method, compensation cost recognized in the year ended December 31, 2006 includes: a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of FAS 123, and b) compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of FAS 123R.

EARNINGS PER SHARE

In February 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 128 "Earnings Per Share" which requires the Company to present basic and diluted earnings per share, for all periods presented. The computation of loss per common share (basic and diluted) is based on the weighted average number of shares actually outstanding during the period. Diluted earnings per share give effect to all potential dilutive common shares outstanding during the period of computation. The computation of diluted earnings per share does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings.

The following table reconciles basic earnings per share and diluted earnings per share and the related weighted average number of shares outstanding for the three months ended March 31, 2007:

                          DISCLOSURE FOR RECONCILIATION
                              OF BASIC AND DILUTED
                               EARNINGS PER SHARE

                                          For the Quarter Ended March, 31, 2007
                                          -------------------------------------
                                              Income       Shares     Per-share
                                           (Numerator)  (Denominator)  Amount
                                          ------------   ----------   --------
Net income                                $  1,017,540

BASIC EPS
Income available to common stockholders   $  1,017,540   48,873,505   $   0.02
                                                                      ========
Options                                                     737,934
Warrants                                                  5,495,948
                                          ------------   ----------

DILUTED EPS
Income available to common
stockholders + assumed conversions        $  1,017,540   55,107,387   $   0.02
                                          ============   ==========   ========

Stock warrants to purchase 1,256,572 shares of common stock at $1.00 per share were outstanding during the quarter ended March 31, 2007 but were not included in the computation of diluted EPS because the warrants' exercise price was greater than the market price of the common shares as of March 31, 2007. The warrants were still outstanding on March 31, 2007 and expire in 2008 and 2011. No vested stock options were outstanding during the quarter for which the exercise price was greater than the market price of the common shares as of March 31, 2007.

ACCRUED LIABILITY RELATED TO WARRANTS AND STOCK PURCHASE RIGHTS

The Company accounts for freestanding derivative financial instruments potentially settled in its own common stock under Emerging Issues Task Force ("EITF") Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock." As the Company potentially did not have, as of March 31, 2007, sufficient authorized shares available to settle its open stock-based contracts, the initial fair value of the applicable contracts (consisting primarily of non-employee stock warrants and rights to purchase common stock- (see Note 5) has been classified as "accrued liability related to warrants and stock purchase rights" on the accompanying balance sheet and measured subsequently at fair value (based on a Black-Scholes computation), with gains and losses included in the statement of operations. The factors used for the three months ended March 31, 2007 were the option exercise price of $0.35 to $1.00 per share, a 2 year life of the options, volatility measure of 85%, a dividend rate of 0% and a risk free interest rate ranging from 4.28% to 4.95% for 2007. We excluded any outstanding stock options from the calculation of our derivative liability because of the guidance provided in FSP FAS 123(R)-1-"Classification and Measurement of Freestanding Financial Instruments Originally Issued in Exchange for Employee Services under FASB Statement 123(R)". This FSP states that a "freestanding financial instrument issued to any employee in exchange for past or future employee services that is subject to Statement 123(R) or was subject to Statement 123(R) throughout the life of the instrument". The accrued liability has a balance of $6,378,587 at March 31. 2007.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial instruments consist principally of cash and various current liabilities. The estimated fair value of these instruments approximates their carrying value.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company has reviewed recent accounting pronouncements that have been adopted and have concluded that they will not have any material impact on its financial statements.

CERTAIN RISKS AND CONCENTRATIONS

Our business is subject to certain risks and concentrations including dependence on relationships with our travel agent partners and travel suppliers, dependence on third party technology providers, exposure to risks associated with online commerce security and credit card fraud. We are highly dependent on our relationships with major cruise lines and packaged vacation companies. We also depend on global distribution system partners and third party service providers for certain fulfillment services.

Financial instruments, which potentially subject us to concentration of credit risk, consist primarily of cash and cash equivalents. We maintain some cash and cash equivalents balances with financial institutions that are in excess of Federal Deposit Insurance Corporation insurance limits.

3. GOING CONCERN

The accompanying financial statements, which have been prepared in conformity with accounting principles generally accepted in the United States of America, contemplates the continuation of the Company as a going concern. The Company has sustained significant losses and has used capital raised through the issuance of stock and debt to fund activities. Continuation of the Company as a going concern is contingent upon establishing and achieving profitable operations. Such operations will require management to secure additional financing for the Company in the form of debt or equity.

Management believes that actions currently being taken to revise the Company's funding requirements will allow the Company to continue. However, there is no assurance that the necessary funds will be realized by securing debt or through stock offerings.

4. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:


                                                MARCH 31,     DECEMBER 31,
                                                  2007           2006
                                                ---------      ---------
             Office furniture/computers         $ 301,920      $ 211,270
               Booking engine software             67,265         57,940
               Web sites                          119,344         80,739
                                                ---------      ---------

                                                  488,529        349,949
    Less: accumulated depreciation               (101,878)       (82,913)
                                                ---------      ---------

                                                $ 386,651      $ 267,036
                                                =========      =========


5. CAPITAL STOCK

COMMON STOCK

During the three months ended March 31, 2007, the Company issued 160,974 common shares for services for a total of $86,969, valued based on the closing stock price on the day the shares were issued.

At March 31, 2007 the Company has 13,257,302 warrants outstanding to purchase shares of common stock at exercise prices ranging from $0.35 to $$1.00. The warrants have lives of one to five years remaining.

6. STOCK OPTIONS

The Board of Directors has approved in April, 2003 a Company stock option plan, which was amended by the Company in July, 2003. All the shares (480,000 shares) under 2002 Equity and Stock Option Plan were issued in June, 2003. In July, 2003, the Company approved 2003 Equity Compensation Plan which provides for the grant to directors, officers, employees and consultants of the Company of stock based awards and options to purchase up to an aggregate of 2,500,000 shares of Common Stock. On August 16, 2006 the plan was amended to provide for grants of options stock based awards up to an aggregate of 3,500,000 shares of Common Stock.

The purchase price of the common stock subject to each Incentive Stock Option shall not be less than the fair market value (as deterined in the 2003 Plan), or in the case of the grant of an Incentive Stock Option to a principal stockholder, not less than 110% of fair market value of such common stock at the time such option is granted. The purchase price of the common stock subject to each Nonstatutory Stock Option shall be determined at the time such option is granted, but in no case less than 100% of the fair market value of such shares of common stock at the time such option is granted. The options expire after 10 years from the date of grant and 5 years from the date of grant for a ten-percent shareholder, as defined. The options are excercisable over a period as determined by the Board of Directors and are subject to restrictions on transfer, repurchase and right of first refusal.

On December 13, 2005, the Company authorized for two of its officers to receive 1,500,000 shares of common stock. The shares were valued at $330,000 or $0.22 per share. The shares are considered subscribed and not issued at December 31, 2005. The Company has charged $330,000 to compensation expense during the year ended December 31, 2005.

The following table summarizes activity for all stock options for the period ended March 31, 2007:

                                                            2007
                                                ----------------------------
                                                                   WEIGHTED
                                                                    AVERAGE
                                                                   EXERCISE
                                             NUMBER OF SHARES        PRICE
                                                -----------        ---------

 Outstanding, beginning of period                 4,137,600        $    0.53
 Granted                                            310,000             1.39
 Exercised                                               --               --
 Forfeited and expired                                   --               --
                                                -----------        ---------

 Outstanding, end of period                       4,447,600        $    0.53
                                                ===========        =========

 Options exercisable, end of period                 843,000        $    0.53

 Weighted average fair value of
 options granted during the year                $      0.09
                                                ===========


The fair value of the stock options granted during the three months ended March 31, 2007 was approximately $27,000 or $0.09 per stock option, and was determined using the Black Scholes option pricing model. The factors used for the three months ended March 31, 2007, were the option exercise price of $0.98 to $1.50 per share, a 5 year life of the options, volatility measure of 47.5%, a dividend rate of 0% and a risk free interest rate of 4.54% for 2007.

The following table summarizes information about stock options outstanding at March 31, 2007, with exercise prices equal to the fair market value on the date of grant with no restrictions on exercisability after vesting:

                           OPTIONS OUTSTANDING                             OPTIONS EXERCISABLE
                    ----------------------------------                ------------------------------
                                          WEIGHTED-
                                          AVERAGE
                                         REMAINING        WEIGHTED-                      WEIGHTED
                                        CONTRACTUAL       AVERAGE                        AVERAGE
RANGE OF EXERCISE       NUMBER             LIFE          EXERCISE          NUMBER        EXERCISE
      PRICES          OUTSTANDING       (IN YEARS)         PRICE        EXERCISABLE       PRICE
------------------- ----------------- ---------------- -------------- --------------- --------------
 $0.50 to $1.50          4,447,600            4.00     $     0.53            843,000  $     0.53
=================== ================= ================ ============== =============== ==============


As of March 31, 2007, there was approximately $548,000 in unrecognized compensation cost related to unvested stock options. The amount unrecognized compensation cost will be recognized over its weighted average life of approximately four years.

7. INCOME TAXES

The components of the deferred tax asset are as follows:

                                             MARCH 31,        DECEMBER 31,
                                               2007               2006
                                            -----------       ------------
      Deferred tax assets:
      Net operating loss carry-forward      $4,815,000        $ 4,629,000
      Less: valuation allowance             (4,815,000)        (4,629,000)
                                            -----------       ------------

      Net deferred tax assets               $       --        $        --
                                            ===========       ============


The Company's operations are headquartered in the State of California and are subject to California state income taxes. The Company had available approximately $9,712,157 and $8,715,000 and of unused Federal and State net operating loss carry-forwards at December 31, 2006 and December 31, 2005, respectively that may be applied against future taxable income. These net operating loss carry-forwards expire through 2024 for Federal purposes. There is no assurance that the Company will realize the benefit of the net operating loss carry-forwards.

SFAS No. 109 requires a valuation allowance to be recorded when it is more likely that some or all of the deferred tax assets will not be realized. At December 31, 2005 and 2004, valuations for the full amount of the net deferred tax asset were established due to the uncertainties as to the amount of the taxable income that would be generated in future years.

Reconciliation of the differences between the statutory tax rate and the effective income tax rate is as follows:

                                        DECEMBER 31, 2006   DECEMBER 31, 2005
                                        -----------------   -----------------
   Statutory federal tax (benefit) rate     (34.00)%             (34.00)%
   Statutory state tax (benefit) rate        (5.83)%              (5.83)%
                                          ----------           ----------

   Effective tax rate                       (39.83)%             (39.83)%

   Valuation allowance                       39.83%               39.83%
                                          ----------           ----------
   Effective income tax rate                  0.00%                0.00%
                                          ==========           ==========

8. COMMITMENTS

LEASE COMMITMENTS

The Company acquired office space in California in February 2005. The lease was for 36 months with an option to renew for 36 months. The Company entered into a lease for its office in Florida in October, 2005. The lease is for 36 months and there is no renewal option on the lease.

Future payments on the operating lease are as follows:

                       2007             $   222,901
                       2008                  86,040
                                        -----------
                                        $   308,941
                                        ===========


Rental expense was $21,586 and $60,792 for the quarters ended March 31, 2007 and 2006, respectively.

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Board of Directors and Stockholders
Joystar, Inc.

We have audited the accompanying balance sheets of Joystar, Inc. (the "Company") as of December 31, 2006 and 2005, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Joystar, Inc. as of December 31, 2006 and 2005, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed further in Note 3, the Company continues to incur significant losses. The Company's viability is dependent upon its ability to obtain future financing and the success of its future operations. These factors raise substantial doubt as to the Company's ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                        /s/ Mendoza Berger & Company, LLP
                        ----------------------------------
                        Irvine, California
                        April 18, 2007

Joystar, Inc.
Balance Sheets

                                                              December 31,    December 31,
                                                                 2006            2005
                                                             ------------     -----------
ASSETS

Current assets
Cash and cash equivalents                                    $  2,102,861    $    218,948
Accounts receivable                                             2,701,253         398,827
Prepaid expenses                                                   76,757          48,572
                                                             ------------    ------------

Total current assets                                            4,880,871         666,347

Property and equipment, net                                       267,036         138,723

Intangible assets, net of amortization                             50,525          54,205
Other assets                                                       18,970              --
                                                             ------------    ------------

Total assets                                                 $  5,217,402    $    859,275
                                                             ============    ============


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities

Accounts payable                                             $  1,743,324    $    520,457
Accrued salaries                                                   75,770          46,786
Accrued expenses                                                  128,865         128,865
Accrued liabilities                                               534,491         412,258
Accrued rent                                                       34,825          35,000
Loans from shareholders                                               472             472
Accrued liability related
to warrants and stock purchase rights                           7,801,193              --
                                                             ------------    ------------

Total current liabilities                                      10,318,940       1,143,838
                                                             ------------    ------------

Commitments                                                            --              --

Stockholders' equity

Preferred stock, no par value, 10,000,000
shares authorized; none issued                                         --              --

Common stock, no par value, 50,000,000 shares authorized;
48,772,340 and 34,103,309 shares issued and outstanding at
December 31, 2006 and December 31, 2005 respectively           14,071,359       7,952,026

Stock issued for deferred compensation                           (122,500)       (356,000)

Stock subscribed not issued, 356,000 shares at
December 31, 2006 and 2,584,476 shares at
December 31, 2005 respectively                                    313,501         834,800

Accumulated (deficit)                                         (19,363,898)     (8,715,389)
                                                             ------------    ------------

Total stockholders' equity (deficit)                           (5,101,538)       (284,563)
                                                             ------------    ------------

Total liabilities and stockholders' equity                   $  5,217,402    $    859,275
                                                             ============    ============

    The accompanying notes are an integral part of these financial statements

JOYSTAR, INC.
STATEMENTS OF OPERATIONS

For the Years ended                            December 31,        December 31,
                                                  2006                  2005
                                              ------------         ------------
Revenue                                       $  6,932,277         $  1,942,526

Selling and marketing                            5,466,958            1,853,353
General and administrative                       4,119,326            3,687,826
Technology                                         198,621              277,185
                                              ------------         ------------

Total operating expenses                         9,784,905            5,818,364
                                              ------------         ------------

Operating loss                                  (2,852,628)          (3,875,838)
                                              ------------         ------------

Other income/(expense)                               5,312               (9,641)
Loss on fair value of warrants
and stock purchase rights                       (7,801,193)                  --
                                              ------------         ------------
Other income/(expense)                          (7,795,881)              (9,641)
                                              ------------         ------------
Loss before income taxes                       (10,648,509)          (3,885,479)
Income tax provision                                    --                   --
                                              ------------         ------------
Net loss                                      $(10,648,509)        $ (3,885,479)
                                              ============         ============

Loss per share- basic
and diluted                                   $      (0.25)        $      (0.14)
                                              ============         ============

Weighted average number of
common shares-
basic and diluted                               42,493,109           27,579,406
                                              ============         ============

    The accompanying notes are an integral part of these financial statements

JOYSTAR, INC.
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                     COMMON STOCK
                                               --------------------------  Stock issued     Stock                          Total
                                                                               for        Subscribed                   Stockholders'
                                                Number of                    Deferred        not         Accumulated       Equity
                                                 Shares        Amount      Compensation     Issued        (Deficit)      (Deficit)
                                               -----------   -----------   ------------   -----------   ------------    -----------
Balance at December 31, 2004                    23,228,633    $4,178,663   $  (621,250)      $794,800    $(4,829,910)     $(477,697)

Stock issued for services                        4,430,077     1,379,606            --             --             --      1,379,606
Stock issued for cash                            4,664,213     1,748,632            --       (590,000)            --      1,158,632
Stock issued for note payable to shareholder     1,043,911       365,359            --             --             --        365,359
Stock issued for accrued payroll                   571,429       200,000            --             --             --        200,000
Stock issued for interest                           27,546         9,641            --             --             --          9,641
Stock issued for assets                            137,500        70,125            --             --             --         70,125
Subscribed stock not issued to officers
(1,500,000 shares)                                      --            --            --        330,000             --        330,000
Subscribed stock not issued (857,143 shares)            --            --            --        300,000             --        300,000
Deferred compensation earned                            --            --       265,250             --             --        265,250
Net loss                                                --            --            --             --     (3,885,479)    (3,885,479)
                                               -----------   -----------   ------------   -----------   ------------    -----------
Balance December 31, 2005                       34,103,309   $ 7,952,026   $  (356,000)   $   834,800    $(8,715,389)   $  (284,563)


Stock issued for services                        3,630,814     1,617,501            --      (414,000)             --      1,203,501
Stock issued for cash                           11,038,307     4,233,896            --      (303,000)             --      3,930,896
Subscribed stock not issued to
  officers (685,965 shares)                             --          --              --        195,500             --        195,500
Subscribed stock (400 shares)                           --            --            --            201             --            201
Deferred compensation earned                            --            --       233,500             --             --        233,500
Share based compensation                                --       267,936            --             --             --        267,936
Net loss                                                --            --            --             --     (10,648,509)  (10,648,509)
                                               -----------   -----------   ------------   -----------    ------------   -----------
Balance December 31, 2006                      48,772,430    $14,071,359   $  (122,500)   $   313,501    $(19,363,898)  $(5,101,538)
                                               ===========   ===========   ============   ===========    ============   ===========

The accompanying notes are an integral part of these financial statements.

JOYSTAR, INC.
STATEMENTS OF CASH FLOW

                                                                          For the year    For the year
                                                                             ended           ended
                                                                          December 31,    December 31,
                                                                               2006           2005
                                                                         -------------   -------------
Cash flows from operating activities
Net loss                                                                 $(10,648,509)   $ (3,885,479)

Adjustments to reconcile net loss to net cash used in operating activities

Depreciation and amortization                                                  57,618          18,522
Deferred compensation                                                         233,500         265,250
Share based compensation                                                      267,936              --
Stock issued for services                                                   1,203,501       1,379,606
Stock issued for interest                                                          --           9,641
Stock subscribed for compensation                                             195,500         330,000

Changes in assets and liabilities
Increase in prepaid expenses                                                  (28,185)        (35,572)
Increase in receivables                                                    (2,302,426)       (395,462)
Increase in other assets                                                      (18,970)            -
Increase in accounts payable                                                1,222,867         375,121
(Decrease)Increase in accrued expenses                                           (175)        128,865
Increase in accrued salaries and payroll taxes                                151,217         283,036
Increase in accrued liability relating
to warrants and other stock purchase rights                                 7,801,193              --
                                                                         ------------    ------------
Net cash used by operations                                                (1,864,933)     (1,525,472)
                                                                         ------------    ------------

Cash flows from investing activities
Acquisition of property and equipment                                        (182,251)       (103,078)
                                                                         ------------    ------------

Net cash used by investing activities                                        (182,251)       (103,078)

Cash flows from financing activities
Loans from shareholders                                                            --        (259,362)
Issuance of common stock for cash                                           3,930,896       1,158,632
Stock issued for notes payable to shareholders                                                365,359
Stock subscribed but not issued                                                   201         300,000
                                                                         ------------    ------------

Net cash provided by financing activities                                   3,931,097       1,564,629
                                                                         ------------    ------------

Increase(Decrease) in cash                                                  1,883,913         (64,921)
Cash at the beginning of the year                                             218,948         283,869
                                                                         ------------    ------------
Cash at the end of the year                                              $  2,102,861    $    218,948
                                                                         ============    ============

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

Issuance of stock for services                                           $  1,203,501    $  1,379,606
Shares issued for shareholder loan                                       $         --    $    365,359
Shares issued for interest                                               $         --    $      9,641
Shares issued for fixed assets and customer list                         $         --    $     70,125
Subscribed shares issued                                                 $         --    $    590,000
Subscribed shares issued to officers                                     $    195,500    $    330,000
Share based compensation                                                 $    267,936              --
Deferred compensation                                                    $    233,500    $    265,250

    The accompanying notes are an integral part of these financial statements

                                  JOYSTAR, INC.

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

NOTE 1 -- ORGANIZATION

DESCRIPTION OF BUSINESS

Joystar, Inc., (a California corporation) specializes in selling complex travel products including cruises, vacation packages and group travel through its national sales force of independent travel agents and independent travel agencies in the United States. These travel products and services are offered both online and offline through a diversified portfolio of brands including:
Joystar-branded travel websites, private label websites, and VacationCompare.com. We refer to Joystar, Inc. and its brands collectively as "Joystar," the "Company," "us," "we" and "our" in these financial statements.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING ESTIMATES

We use estimates and assumptions in the preparation of our financial statements in accordance with accounting principles generally accepted in the United States ("GAAP"). Our estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of our financial statements. These estimates and assumptions also affect the reported amount of net income during any period. Our actual financial results could differ significantly from these estimates. Our significant estimates underlying our financial statements include revenue recognition, accounting for merchant payables, recoverability of long-lived and intangible assets and goodwill, income taxes, and stock-based compensation.

REVENUE RECOGNITION

We offer travel products and services through two business models: the travel agency model and the host agency model.

Under the travel agency model, we act as the agent in the transaction, passing reservations booked by the traveler to the relevant travel provider. We receive commissions or ticketing fees from the travel supplier and/or traveler. We record revenue based principally on Staff Accounting Bulletin ("SAB") No. 104 "Revenue Recognition." We recognize revenue when it is earned and realizable based on the following criteria: persuasive evidence of an arrangement exists, services have been rendered, the price is fixed or determinable and collectibility is reasonably assured.

The prevailing accounting guidance with respect to the presentation of revenue on a gross versus a net basis is contained in Emerging Issues Task Force No. 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent ("EITF 99-19")." The consensus of this literature is that the presentation of revenue as "the gross amount billed to a customer because it has earned revenue from the sale of goods or services or the net amount retained (that is, the amount billed to a customer less the amount paid to a supplier) because it has earned a commission or fee" is a matter of judgment that depends on the relevant facts and circumstances. If the conclusion drawn is that we perform as an agent or a broker without assuming the risks and rewards of ownership of goods, revenue should be reported on a net basis.

In making an evaluation of this issue, some of the factors that should be considered are: whether we are the primary obligor in the arrangement (strong indicator); whether we have general inventory risk (before customer order is placed or upon customer return) (strong indicator); and whether we have latitude in establishing price. EITF 99-19 clearly indicates that the evaluations of these factors, which at times can be contradictory, are subject to significant judgment and subjectivity.

Our travel agency revenue comes from cruise transactions, vacation package transactions, airline ticket transactions, hotel transactions as well as car rental reservations. We record travel agency revenue on a net basis when the traveler books the transaction, as we have no significant post-delivery obligations. We record an allowance for cancellations and on this revenue based on historical experience. Under our host agency model, we offer technology, marketing, and support services to a growing network of independent travel agencies.

We recognize agency revenues on hotel, cruise and car rental reservations at the earlier of notification of the amount of the commission from a commission clearinghouse or a supplier or on receipt of the commissions from an individual supplier.

The Company recognizes revenue for additional payments from travel suppliers that are commonly referred to as "overrides" or "co-op marketing dollars". Typically these payments are contingent upon the Company producing a certain threshold level of bookings or sales with these suppliers. The Company monitors agreements that it has with various suppliers.

Override commissions are recognized each period based upon our projected and actual attainment of predetermined target sales levels. Where historical financial data is not available to project the target sales levels, we record the override commission upon receipt of the commission from the supplier.

Our merchant revenues are derived from transactions where we are the merchant of record and determine the price. We have agreements with suppliers for blocks of inventory that we sell and these sales generate the majority of our total merchant revenues. We do not have purchase obligations for unsold inventory. Recognition of merchant revenue occurs on the date the traveler uses the inventory, such as the date of airline departure or hotel stay.

The Company generates membership service revenues derived from the operation of the host-agency model in which the Company provides support services to travel agents. These revenues include fee-based month-to-month non-obligatory payments, set-up fees and ongoing membership dues for members in renewal periods paid annually.

The Company receives overrides from certain travel suppliers in the form of commissions as well as co-op marketing earnings based on the Company's gross travel bookings with the supplier, recognized each period based upon the Company's actual attainment of predetermined target sales levels.

Accounting estimates are an integral part of the financial statements prepared by management and are based on management's current judgments. Those judgments are normally based on knowledge and experience about past and current events and on assumptions about future events. Commission revenue for reservations is paid to the company by the travel suppliers, typically upon completion of the travel associated with the reservation. Because the average time lag between booking date and commission payment date is approximately six months, the company recognizes a reserve against revenues for bookings that may not produce a collectible commission due to possible cancellations or other factors. For the year ended December 31, 2006 the company recognized a reserve equal to 25% of the gross commissions generated. The company will be monitoring receivables and adjusting the reserve levels on a regular basis, as required.

Our host agency revenue includes the set-up, monthly and annual renewal fees we receive from our travel agency partners and are recorded in the period we receive them.

SEASONALITY

We generally experience seasonal fluctuations in the demand for our travel products and services. For example, leisure travel bookings are generally the highest in the first quarter and gradually decline over the subsequent three quarters. The first quarter is highest due to "Wave Season", when an estimated 70% of the yearly cruise line inventory is booked. There is a gradual drop off in the second and third quarters as travelers plan and book their spring, summer and winter vacations. In the fourth quarter, the number of leisure bookings decreases significantly. We have been able to offset the quarterly decline in bookings and revenue typical to the industry through the aggressive growth of our travel agent network

OTHER

We record revenue from all other sources either upon delivery or when we provide the service.

CASH AND CASH EQUIVALENTS

Our cash and cash equivalents include cash and liquid financial instruments with original maturities of 90 days or less when purchased.

ACCOUNTS RECEIVABLE

Accounts Receivable primarily consist of commissions due from travel suppliers for reservations made by the Company's travel agents. The Company recognizes revenue and books a receivable in the quarter when the reservation has been made by the travel agent. Typically travel suppliers pay commissions after the travel has been completed.

The amount reflected as of December 31, 2006 represents the net amount that the Company believes is collectible as of that date, based on an analysis of our collection experience in 2006 and anticipated collections in 2007.

During the first three months of 2007 the Company collected commissions of approximately $1,300,000, principally consisting of receivables generated during 2006.

PROPERTY AND EQUIPMENT

We record property and equipment at cost, net of accumulated depreciation and amortization. We also capitalize certain costs incurred related to the development of internal use software in accordance with Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," and EITF No. 00-02, "Accounting for Website Development Costs." We capitalize costs incurred during the application development stage related to the development of internal-use software. We expense costs incurred related to the planning and post-implementation phases of development as incurred.

We compute depreciation using the straight-line method over the estimated useful lives of the assets, which range from three to five years for computer equipment and capitalized software development, and three to seven years for furniture and other equipment. We amortize leasehold improvement using the straight-line method, over the shorter of the estimated useful life of the improvement or the remaining term of the lease.

INTANGIBLE ASSET

The Company acquired a client list for $55,125 in order to promote sales. The Company believes that the client list has a minimal useful life of five years and is amortizing it over that time. If it should lose value prior to the five years the Company will write it off earlier. The amortization for the years ended December 31, 2005 and December 31, 2006 was $920 and $3,680.

Management reviews, on an annual basis, the carrying value of its intangible asset in order to determine whether impairment has occurred. Impairment is based on several factors including the Company's projection of future discounted operating cash flows. If an impairment of the carrying value were to be indicated by this review, the Company would perform the second step of the impairment test in order to determine the amount of impairment, if any. There was no impairment charge during the years ended December 31, 2006 and 2005.

INCOME TAXES

In accordance with SFAS No. 109, "Accounting for Income Taxes," we record income taxes under the liability method. Deferred tax assets and liabilities reflect the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for book and tax purposes. We determine deferred income taxes based on the differences in accounting methods and timing between financial statement and income tax reporting. Accordingly, we determine the deferred tax asset or liability for each temporary difference based on the tax rates that we expect will be in effect when we realize the underlying items of income and expense. We consider many factors when assessing the likelihood of future realization of our deferred tax assets, including our recent earnings experience by jurisdiction, expectations of future taxable income, and the carryforward periods available to us for tax reporting purposes, as well as other relevant factors. We may establish a valuation allowance to reduce deferred tax assets to the amount we expect to realize. Due to inherent complexities arising from the nature of our businesses, future changes in income tax law, tax sharing agreements or variances between our actual and anticipated operating results, we make certain judgments and estimates. Therefore, actual income taxes could vary from these estimates.

ADVERTISING EXPENSE

We incur advertising expense consisting of offline costs, including print advertising, and online advertising expense to promote our brands. We expense the production costs associated with advertisements in the period in which the advertisement first takes place. We expense the costs of communicating the advertisement as incurred each time that the advertisement is shown. We incurred advertising expense of $348,327 and $189,601 during the years ended December 31, 2006 and 2005, respectively.

STOCK-BASED COMPENSATION

On January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123R, Share-Based Payment. Prior to January 1, 2006, the Company accounted for share-based payments under the recognition and measurement provisions of APB Opinion NO. 25, Accounting for Stock Issued to Employees, and related Interpretations, as permitted by FASB Statement No. 123, Accounting for Stock Based Compensation. In accordance with APB 25, no compensation cost was required to be recognized for options granted that had an exercise price equal to the market value of the underlying common stock on the date of grant.

The Company adopted FAS 123R using the modified prospective transition method. Under this method, compensation cost recognized in the year ended December 31, 2006 includes: a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of FAS 123, and b) compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of FAS 123R. During the year ended December 31, 2006, the Company recognized $267,936 in compensation expense for the issuance of stock options to employees.

NET LOSS PER SHARE

In February 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 128 "Earnings Per Share" which requires the Company to present basic and diluted earnings per share, for all periods presented. The computation of loss per common share (basic and diluted) is based on the weighted average number of shares actually outstanding during the period. The Company has common stock equivalents, including warrants to purchase common stock and stock options for employees which would dilute earnings per share. The Company had the following amounts of warrants and stock options for employees issued and outstanding which are excluded from the calculation of diluted loss per share:

As of                         December 31, 2006         December 31, 2005

Outstanding warrants             13,257,302                 2,550,014
Outstanding options               4,317,600                 3,733,000


ACCRUED LIABILITY RELATED TO WARRANTS AND STOCK PURCHASE RIGHTS

The Company accounts for freestanding derivative financial instruments potentially settled in its own common stock under Emerging Issues Task Force ("EITF") Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock." As the Company potentially did not have, as of December 31, 2006, sufficient authorized shares available to settle its open stock-based contracts, the initial fair value of the applicable contracts (consisting primarily of non-employee stock warrants and rights to purchase common stock- (see Note 5) has been classified as "accrued liability related to warrants and stock purchase rights" on the accompanying balance sheet and measured subsequently at fair value (based on a Black-Scholes computation), with gains and losses included in the statement of operations. The factors used for the year ended December 31, 2006 were the option exercise price of $0.50 to $1.15 per share, a 2 year life of the options, volatility measure of 85%, a dividend rate of 0% and a risk free interest rate ranging from 4.28% to 4.95% for 2006. We excluded any outstanding stock options from the calculation of our derivative liability because of the guidance provided in FSP FAS 123(R)-1-"Classification and Measurement of Freestanding Financial Instruments Originally Issued in Exchange for Employee Services under FASB Statement 123(R)". This FSP states that "a freestanding financial instrument issued to any employee in exchange for past or future employee employee services that is subject to Statement 123(R) or was subject to Statement 123(R) throughout the life of the instrument". All of the options granted during 2006 were issued to employees as compensation for their services as employees. The accrued liability has a balance of $7,801,193 at December 31. 2006.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial instruments consist principally of cash and various current liabilities. The estimated fair value of these instruments approximates their carrying value.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company has reviewed recent accounting pronouncements that have been adopted and have concluded that they will not have any material impact on its financial statements.

CERTAIN RISKS AND CONCENTRATIONS

Our business is subject to certain risks and concentrations including dependence on relationships with our travel agent partners and travel suppliers, dependence on third party technology providers, exposure to risks associated with online commerce security and credit card fraud. We are highly dependent on our relationships with major cruise lines and packaged vacation companies. We also depend on global distribution system partners and third party service providers for certain fulfillment services.

Financial instruments, which potentially subject us to concentration of credit risk, consist primarily of cash and cash equivalents. We maintain some cash and cash equivalents balances with financial institutions that are in excess of Federal Deposit Insurance Corporation insurance limits.

3. GOING CONCERN

The accompanying financial statements, which have been prepared in conformity with accounting principles generally accepted in the United States of America, contemplates the continuation of the Company as a going concern. The Company has sustained significant losses and has used capital raised through the issuance of stock and debt to fund activities. Continuation of the Company as a going concern is contingent upon establishing and achieving profitable operations. Such operations will require management to secure additional financing for the Company in the form of debt or equity.

Management believes that actions currently being taken to revise the Company's funding requirements will allow the Company to continue. However, there is no assurance that the necessary funds will be realized by securing debt or through stock offerings.

4. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                       DECEMBER 31,      DECEMBER 31,
                                          2006              2005
                                        --------         ----------
    Office furniture/computers          $211,270          $139,313
      Booking engine software             57,940            28,385
      Web sites                           80,739
                                        --------          --------

                                         349,949           167,698
    Less: accumulated depreciation       (82,913)          (28,975)
                                        --------          --------

                                        $267,036          $138,723
                                        ========          ========


5. CAPITAL STOCK

COMMON STOCK

During the year ended December 31, 2005, the Company issued 4,664,213 shares of common stock in a private placement for a total sales price of $1,748,632 an average sales price of $0.37 per share.

During the year ended December 31, 2005 the Company issued 4,430,077 shares of common stock for services valued at the fair market value price of the Company's stock on the dates issued for a total of $1,379,606 an average of $0.31 a share. The Company issued 1,043,911 shares of common stock for notes payable to stockholders of $365,359 and 571,429 shares of common stock for accrued payroll liability of $200,000. The conversion price of $0.35 per share was based on the fair market value of the stock, based on a recent private placement sold to institutional and accredited investors, at the time the conversion was made. The Company issued 137,500 shares of common stock for assets valued at $70,125, based on the closing price on the July 7, 2005 date of issue. The Company had an unsecured loan dated December 15, 2004, payable to William M. Alverson, its Chief Executive Officer in the amount of $259,834, due on demand with interest at 6%.

In March 2005, Katherine T. West, the Company's Director and Executive Vice President, loaned the Company the amount equal to $105,997.

During the year ended December 31, 2005, both of the above loans, totaling $365,359 were converted to 1,043,911 shares of common stock.

During the year ended December 31, 2005 interest payable on the above loans in the amount of $9,641 was converted to 27,546 shares of common stock.

The conversion price of $0.35 per share was based on the same terms of a private placement sold to institutional and accredited investors.

During the year ended December 31, 2005 the Company issued $590,000 of common stock subscribed in prior years. An additional $630,000 of common stock was subscribed during 2005.

During the three months ended March 31, 2006, the Company issued 246,455 common shares for services for a total of $78,371, plus deferred compensation of $63,500. The Company also issued 5,951,455 common shares for cash received of $2,049,102, $300,000 of which had previously been subscribed. In addition the Company issued 8,335,716 common stock warrants with an exercise price of $0.50 and a life ranging from 2 to 3 years. The warrants and the remaining portion of the common shares were issued pursuant to a private placement to institutional and accredited investors. The investors do not have any registration rights to register the shares and the warrants.

During the three months ended June 30, 2006, the Company issued 2,845,275 common shares for services for a total of $1,473,312, plus deferred compensation of $63,500, $420,000 of which had been previously subscribed. The Company also issued 65,400 common shares for cash received of $25,200.

During the three months ended September 30, 2006, the Company issued 82,439 common shares for services for a total of $69,394, plus deferred compensation of $54,000. The Company also issued 987,143 common shares for cash received of $520,553. In addition the Company issued 453,572 common stock warrants with an exercise price ranging from $0.80 to $0.88 and a life of two years.

During the three months ended December 31, 2006, the Company issued 456,645 common shares for services for a total of $332,053, plus deferred compensation of $52,500. The Company also issued 4,034,043 common shares for cash and received net proceeds of $1,339,041. An additional $195,500 were subscribed during the period.

As part of the shares issued for cash during the three months ended December 31, 2006, we sold in a private placement of up to $2,500,000, a total of 3,212,000 shares (the "Shares") of our common stock, no par value per share, at a purchase price of $0.625 per share to institutional and accredited investors, for a total purchase price of $2,007,500. In addition to the Shares, on the closing date, we issued and delivered Series A and B Warrants to the investors (collectively the "Warrants"). One Series A Warrant and one Series B Warrant was issued for each four Shares issued, or a total of 803,000 Series A Warrants and 803,000 Series B Warrants. Series A Warrants are exercisable into common stock at $0.85 per share and Series B Warrants are exercisable at $1.00 per share. The Series A and B Warrants are exercisable until five (5) years after the closing date. We paid 10% commissions in cash in the amount of $200,750 and issued 321,200 common stock purchase warrants to First Montauk Securities Corp. of Red Bank, New Jersey, member NASD, who acted as a selling agent for the financing. We received total net proceeds of approximately $1,100,000 after deducting the legal fees and commissions. The net proceeds will be used by us for working capital purposes.

At December 31, 2005 the Company had 2,550,014 warrants outstanding to purchase shares of common stock at exercise prices ranging from $0.35 to $0.50 per shares. The warrants have lives of one to five years remaining.

At December 31, 2006 the Company has 13,257,302 warrants outstanding to purchase shares of common stock at exercise prices ranging from $0.35 to $$1.00. The warrants have lives of one to five years remaining.

6. STOCK OPTIONS

The Board of Directors has approved in April, 2003 a Company stock option plan, which was amended by the Company in July, 2003. All the shares (480,000 shares) under 2002 Equity and Stock Option Plan were issued in June, 2003. In July, 2003, the Company approved 2003 Equity Compensation Plan which provides for the grant to directors, officers, employees and consultants of the Company of stock based awards and options to purchase up to an aggregate of 2,500,000 shares of Common Stock. On August 16, 2006 the plan was amended to provide for grants of options up to an aggregate of 3,500,000 shares of Common Stock.

The purchase price of the common stock subject to each Incentive Stock Option shall not be less than the fair market value (as deterined in the 2003 Plan), or in the case of the grant of an Incentive Stock Option to a principal stockholder, not less than 110% of fair market value of such common stock at the time such option is granted. The purchase price of the common stock subject to each Nonstatutory Stock Option shall be determined at the time such option is granted, but in no case less than 100% of the fair market value of such shares of common stock at the time such option is granted. The options expire after 10 years from the date of grant and 5 years from the date of grant for a ten-percent shareholder, as defined. The options are excercisable over a period as determined by the Board of Directors and are subject to restrictions on transfer, repurchase and right of first refusal.

On December 13, 2005, the Company authorized for two of its officers to receive 1,500,000 shares of common stock. The shares were valued at $330,000 or $0.22 per share. The shares are considered subscribed and not issued at December 31, 2005. The Company has charged $330,000 to compensation expense during the year ended December 31, 2005.

The following table summarizes annual activity for all stock options for each of the two years ended December 31:

                                              2006                                2005
                                ---------------------------------   ------------------------------------
                                                      WEIGHTED                             WEIGHTED
                                                       AVERAGE                             AVERAGE
                                                      EXERCISE                             EXERCISE
                                NUMBER OF SHARES       PRICE       NUMBER OF SHARES         PRICE
                                ----------------   --------------  ----------------    --------------
Outstanding, beginning
   of year                          3,733,000        $   0.51            150,000          $   0.66
Granted                               405,000            0.78          3,583,000              0.50
Exercised                                (400)           0.50                 --                --
Forfeited and expired                      --              --                 --                --
                                   ----------        --------         ----------          --------

Outstanding, end of year            4,137,600        $   0.53          3,733,000          $   0.51
                                   ==========        ========         ==========          ========

Options exercisable, end of
year                                  897,000        $   0.55            812,000          $   0.53

Weighted average fair value
of options granted during the
year                               $     0.01                         $     0.02
                                   ==========                         ==========

The fair value of the stock options granted during the years ended December 31, 2006 and 2005, was approximately $3,000 and $101,000 or $0.01 and $0.02 per stock option, respectively, and was determined using the Black Scholes option pricing model. The factors used for the years ended December 31, 2006 and 2005, were the option exercise price of $0.50 to $1.15 per share, a 5 year life of the options, volatility measure of 85%, a dividend rate of 0% and a risk free interest rate ranging from of 4.95% and 4.28% for 2006 and from 4.38% and 3.77%, respectively.

The following table summarizes information about stock options outstanding at December 31, 2006, with exercise prices equal to the fair market value on the date of grant with no restrictions on exercisability after vesting:

                           OPTIONS OUTSTANDING                             OPTIONS EXERCISABLE
                    ----------------------------------                ------------------------------
                                          WEIGHTED-
                                          AVERAGE
                                         REMAINING        WEIGHTED-                      WEIGHTED
                                        CONTRACTUAL       AVERAGE                        AVERAGE
RANGE OF EXERCISE       NUMBER             LIFE          EXERCISE          NUMBER        EXERCISE
      PRICES          OUTSTANDING       (IN YEARS)         PRICE        EXERCISABLE       PRICE
------------------- ----------------- ---------------- -------------- ------------------------------
 $0.50 to $1.15          4,137,600            4.00      $    0.53            897,000   $    0.55
=================== ================= ================ ============== ==============================


As of December 31, 2006, there was approximately $534,000 in unrecognized compensation cost related to unvested stock options. The amount unrecognized compensation cost will be recognized over its weighted average life of approximately four years.

The following table illustrates the effect on net loss and loss per share if the fair value recognition provisions of FAS 123(R) to options granted under our stock option plan had been applied in the previous year:

   FOR THE YEAR ENDED
    DECEMBER 31, 2005

   Net loss as reported                              $      (3,885,479)
   Less: stock based employee compensation
      expense included in reported net loss                         --
   Add: compensation expense determined
      under fair value method, net of tax                     (101,238)
                                                     ------------------

                                                     $      (3,986,717)
                                                     ==================

    Net loss per common share, basic and diluted:
       As reported                                   $           (0.14)
                                                     ==================

    Pro forma net loss per common share              $           (0.14)
                                                     ------------------


7. INCOME TAXES

The components of the deferred tax asset are as follows:

                                          DECEMBER 31,     DECEMBER 31,
                                              2006              2005
                                          ------------      -----------
    Deferred tax assets:
    Net operating loss carry-forward      $ 4,629,000       $ 3,471,000
    Less: valuation allowance              (4,629,000)       (3,471,000)
                                          -----------       -----------

    Net deferred tax assets               $        --       $        --
                                          ===========       ===========

The Company's operations are headquartered in the State of California and are subject to California state income taxes. The Company had available approximately $9,712,157 and $8,715,000 and of unused Federal and State net operating loss carry-forwards at December 31, 2006 and December 31, 2005, respectively that may be applied against future taxable income. These net operating loss carry-forwards expire through 2024 for Federal purposes. There is no assurance that the Company will realize the benefit of the net operating loss carry-forwards.

SFAS No. 109 requires a valuation allowance to be recorded when it is more likely that some or all of the deferred tax assets will not be realized. At December 31, 2005 and 2004, valuations for the full amount of the net deferred tax asset were established due to the uncertainties as to the amount of the taxable income that would be generated in future years.

Reconciliation of the differences between the statutory tax rate and the effective income tax rate is as follows:

                                          DECEMBER 31, 2006   DECEMBER 31, 2005
                                          -----------------   -----------------
     Statutory federal tax (benefit) rate     (34.00)%             (34.00)%
     Statutory state tax (benefit) rate        (5.83)%              (5.83)%
                                            ----------           ----------

     Effective tax rate                       (39.83)%             (39.83)%

     Valuation allowance                       39.83%               39.83%
                                            ----------           ----------
     Effective income tax rate                  0.00%                0.00%
                                            ==========           ==========


8. COMMITMENTS

LEASE COMMITMENTS

The Company acquired office space in California in February 2005. The lease was for 36 months with an option to renew for 36 months. The Company entered into a lease for its office in Florida in October, 2005. The lease is for 36 months and there is no renewal option on the lease.

Future payments on the operating lease are as follows:

                            2007             $   222,901
                            2008                  86,040
                                             -----------
                                             $   308,941
                                             ===========


Rental expense was $266,462 and $120,399 for the years ended December 31, 2006 and 2005, respectively.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

LIMITATION OF LIABILITY: INDEMNIFICATION

Section 204 of the California General Corporation Law permits a corporation to include in its Articles of Incorporation provisions eliminating or limiting the personal liability of directors for monetary damages in an action brought by or in the right of the corporation for breach of a director's fiduciary duties, subject to certain limitations. Section 317 of the California General Corporation Law requires a corporation to indemnify its directors and other agents to the extent they incur expenses in successfully defending lawsuits brought against them by reason of their status as directors or agents. Section 317 also permits a corporation to indemnify its directors and other agents to a greater extent than specifically required by law.

Our Articles of Incorporation, as amended, eliminate the personal liability of directors of the Company for monetary damages to the fullest extent permissible under California law. Our Bylaws require that the Company, to the maximum extent permitted by California law, indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact such person is or was an agent of Travelstar. The term "agent" includes any person who (i) is or was a director, officer, employee or other agent of Travelstar; (ii) is or was serving at the request of Travelstar, as a director, officer, employee or agent of another business entity; or (iii) was a director, officer, employee or agent of a corporation which was a predecessor corporation of Travelstar or of another enterprise at the request of such predecessor corporation.

The effect of these provisions in our Articles of Incorporation and Bylaws is to eliminate our ability and that of our shareholders (through shareholder derivative suits) to recover monetary damages against a director except as limited by California law. These provisions do not limit or eliminate the rights of Travelstar or those of any shareholder to seek non-monetary relief. In any proceeding arising by reason of the fact a person is or was an agent of Travelstar, the agent will be indemnified if he or she acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. There can be no indemnification with respect to any matter as to which the agent is adjudged to be liable to Travelstar, unless and only to the extent that the court in which such proceeding was brought determines upon application that, in view of all of the circumstances of the case, the agent is fairly and reasonably entitled to indemnity for expenses as the court shall deem proper.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Travelstar pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

    SEC registration fee                                             $830.71*
    Legal fees and expenses                                          $35,000**
    Accounting fees and expenses                                     $15,000**
    Miscellaneous expenses                                           $169.29**
         Total.......................................................$51,000


** Previously Paid.
**Estimated.

The Registrant has agreed to bear expenses incurred by the selling stockholders that relate to the registration of the shares of common stock being offered and sold by the selling stockholders.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On June 4, 2007, the Company issued an aggregate of 10,000 shares of Common Stock to Michael Matsie in payment of services rendered to the Company, valued at $8,000 These shares were issued in reliance on the exemption provided by
Section 4(2) of the Securities Act of 1933, as amended, as transactions not involving a public offering.

On May 9, 2007, the Company issued an aggregate of 3,173 shares of Common Stock to William Lindberg in payment of services rendered to the Company, valued at $3,141.27. These shares were issued in reliance on the exemption provided by
Section 4(2) of the Securities Act of 1933, as amended, as transactions not involving a public offering.

On May 9, 2007, the Company issued an aggregate of 5,264 shares of Common Stock to Sandra D'Arcy in payment of services rendered to the Company, valued at $5,211.36. These shares were issued in reliance on the exemption provided by
Section 4(2) of the Securities Act of 1933, as amended, as transactions not involving a public offering.

On April 30, 2007, the Company issued an aggregate of 10,000 shares of Common Stock to Michael Matsie in payment of services rendered to the Company, valued at $8,200. These shares were issued in reliance on the exemption provided by
Section 4(2) of the Securities Act of 1933, as amended, as transactions not involving a public offering.

On April 30, 2007, the Company issued an aggregate of 135,088 shares of Common Stock to Steve Patton in payment of services rendered to the Company, valued at $110,722.16. These shares were issued in reliance on the exemption provided by
Section 4(2) of the Securities Act of 1933, as amended, as transactions not involving a public offering.

On December 1, 2006, the Company issued an aggregate of 5,000 shares of Common Stock to Larry Norman in payment of services rendered to the Company, valued at $5,500. These shares were issued in reliance on the exemption provided by
Section 4(2) of the Securities Act of 1933, as amended, as transactions not involving a public offering.

On December 1, 2006, the Company issued an aggregate of 6,250 shares of Common Stock to Tom Hormann in payment of services rendered to the Company, valued at $6,875. These shares were issued in reliance on the exemption provided by
Section 4(2) of the Securities Act of 1933, as amended, as transactions not involving a public offering.

On November 21, 2006, the Company issued an aggregate of 10,000 shares of Common Stock to Larry Norman in payment of services rendered to the Company, valued at $8,500. These shares were issued in reliance on the exemption provided by
Section 4(2) of the Securities Act of 1933, as amended, as transactions not involving a public offering.

On November 16, 2006, we sold in a private placement of up to $2,500,000, a total of 3,212,000 shares (the "Shares") of our common stock, no par value per share, at a purchase price of $0.625 per share to institutional and accredited investors, for a total purchase price of $2,007,500. In addition to the Shares, on the closing date, we issued and delivered Series A and B Warrants to the investors (collectively the "Warrants"). One Series A Warrant and one Series B

Warrant was issued for each four Shares issued, for a total of 803,000 Series A Warrants and 803,000 Series B Warrants. Series A Warrants are exercisable into common stock at $0.85 per share and Series B Warrants are exercisable at $1.00 per share. The Series A and B Warrants are exercisable until five (5) years after the closing date.

We paid 10% commissions in cash in the amount of $200,750 and issued 321,200 common stock purchase warrants to First Montauk Securities Corp. of Red Bank, New Jersey, member NASD, who acted as a selling agent for the financing. We received total net proceeds of $1,766,750, after deducting the legal fees and commissions. The net proceeds will be used by us for working capital purposes.

As of January 27, 2006, we sold $1,650,000 of the units consisting of a total of 4,000,000 shares of our common stock, no par value per share, at a purchase price of $0.35 per and share and warrants to purchase two shares of common stock at $0.50 exercise price to accredited investors. The warrants expire in two years from the date of issuance.

During the year ended December 31, 2005, we issued a total of 4,664,213 shares of common stock in a private placement for a total sales price of $1,748,632 an average sales price of $0.37 per share.

During the year ended December 31, 2005, we issued 4,430,071 shares of common stock for services valued at the fair market value price of our stock on the dates issued $1,379,606 or an average of $0.31 a share. We issued 742,411 shares of common stock for notes payable to stockholder ($365,359) and 571,429 shares of common stock for accrued payroll liability ($200,000). We issued 27,546 shares of common stock for interest ($9,641) and 137,500 shares of common stock for assets ($70,125).

As of July 18, 2005, we sold in our private placement of up to $1,100,000, a total of 2,082,143 shares of our common stock, no par value per share, at a purchase price of $0.35 per share to institutional and accredited investors. Additionally, William M. Alverson, our CEO and one other officer and director converted their respective loans, interest and accrued payroll to us totaling $575,000 to equity under the same terms. In addition to common stock shares, each subscriber received one warrant to purchase our common stock for each two shares purchased. The warrants have the exercise price of $0.50 per share and expire in five years from the date of issuance. The warrants are subject to call provisions as described in the warrant agreement. We received total net proceeds of $728,750, after deducting the legal fees and commissions, and eliminated the existing shareholders' loans, interest and accrued payroll in the total amount of $575,000.

During the year ended December 31, 2004, we issued 642,223 shares of common stock in a private placement for a total sales price of $692,185 an average sales price of $1.08 per share. During 2003 and 2004, we have received subscriptions to purchase 537,333 shares of common stock for $704,800 and authorized 150,000 shares subscribed for additional officers compensation $90,000 at December 31, 2004.

During the year ended December 31, 2004, we issued 1,475,133 shares of common stock for services valued at the fair market value price of our stock on the dates issued $1,507,942 an average of $1.02 a share.

Loans payable to shareholder at December 31, 2003, $83,295 were converted to 60,000 shares of common stock during the year ended December 31, 2004.

As of November 8, 2004, we commenced a private placement offering of up to $1,000,000 of units consisting of four shares of common stock and one warrant to purchase a share of common stock at an exercise price of $1.25 per share. Each unit is being sold at $2.00 purchase price. We issued 100,000 units (400,000 shares, $200,000) that were subscribed as of December 31, 2004 in February and March 2005.

The securities which were issued by us to investors whom we had reasonable grounds to believe were "accredited investors" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The investors were provided access to business and financial about us and

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
had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment in our company. Each certificate evidencing securities issued to the investors included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption from registration. No general solicitation or advertising was used in connection with the transaction. The issuance of the shares and warrants was exempt from the registration requirements of the Securities Act by reason of

Section 4(2) of the Securities Act and the rules and regulations, including Regulation D thereunder, as transactions by an issuer not involving a public offering.

ITEM 27. EXHIBITS.

2.1 Agreement and Plan of Reorganization (1)

2.2 Articles of Merger (2)

2.3 Certificate of Ownership and Merger (2)

3.1 Articles of Incorporation of the Company (3)

3.2 Articles of Amendment to the Articles of Incorporation of the Company (3)

3.3 By-laws of the Company (3)

5.1 Legality opinion of Sichenzia Ross Friedman Ference LLP.(6)

10.1 Subscription Agreement entered into by and among the Company and the purchasers signatory thereto (4)

10.2 Warrant Agreement (4)

10.3 Funds Escrow Agreement (4)

10.4 Limited Standstill Agreement (4)

10.5 Agreement for the Purchase and Sale of Assets between Vacation and Cruise Resources, Inc. and the Company dated August 11, 2005 (5)

10.5 Subscription Agreement dated November 16, 2006 entered into by and among the Company and the purchasers signatory thereto. (6)

10.6 Funds Escrow Agreement dated November 16, 2006 entered into by and among the Company, the purchasers signatory thereto and Grushko & Mittman, P.C. (6)

10.7 Form of Series A Common Stock Purchase Warrant. (6)

10.8 Form of Series B Common Stock Purchase Warrant. (6)

10.9 Form of Common Stock Purchase Warrant (broker). (6)

23.1 Consent of Mendoza Berger & Company, LLP.*

23.2 Consent of Sichenzia Ross Friedman Ference LLP. (6)


* Filed herewith.

(1) Incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on July 11, 2003.

(2) Incorporated by reference to the Company's Quarterly Report on Form 10-QSB/A filed with the SEC on July 1, 2005.

(3) Incorporated by reference to the Company's Registration Statement on Form 10-SB filed with the SEC on May 4, 1999.

(4) Incorporated by reference to the Company's Quarterly Report on Form 10-QSB filed with the SEC on August 16, 2005.

(5) Incorporated by reference to the Company's Quarterly Report on Form 10-QSB filed with the SEC on November 16, 2005.

(6) Previously filed as an exhibit to Registration Statement on Form SB-2 filed December 19, 2006

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
ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Aliso Viejo, State of California, on July 19, 2007.


                                TRAVELSTAR, INC.

                           By: /s/ William M. Alverson
                               -----------------------
                               William M. Alverson
                               Chief Executive Officer (Principal
                               Executive Officer)


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


    SIGNATURE                         TITLE                        DATE
--------------------------------------------------------------------------------

/s/ William M. Alverson          Chief Executive Officer,      July 19, 2007
-----------------------          President and Director
William M. Alverson


/s/ Jerry Galant                 Chief Financial Officer       July 19, 2007
-----------------------
Jerry Galant


/s/ Katherine T. West            Executive Vice President      July 19, 2007
---------------------            and Director
Katherine T. West

                                 Director                      July 19, 2007
-------------------
William Fawcett



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